                                                                  Exhibit 10.6

                 Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                               One Financial Center
                            Boston, Massachusetts 02111

701 Pennsylvania Avenue,                               Telephone: 617/542-6000
N.W. Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 2O2/434-7400

Joel R. Bloom

                                 April 6, 1994

BY FEDERAL EXPRESS

W. Bradford Smith
Director of Finance
Focal Incorporated
One Kendall Square
Building 600
Cambridge, MA 02139

    Dear Brad:

    I am enclosing for your file an executed original of the Lease with Mutual Life. I have kept a duplicate original in our files here. As I mentioned yesterday, we'll do a Notice of Lease and record that and will obtain the leasehold title insurance policy for you.

    I will be in touch with you soon to discuss the amount of the title insurance coverage you need.

    Best personal regards.

                                      SINCERELY,


                                       /s/ Joel R. Bloom
                                      ___________________
                                           Joel R. Bloom

                                     LEASE

           BY THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, LANDLORD

                                       TO

                              FOCAL, INC., TENANT

                     4 MAGUIRE ROAD, LEXINGTON, MASSACHUSETTS

                                 APRIL 1, 1994

    ARTICLE I      Fundamental Lease Provisions
                   1.1 Reference Subject                                 1

   ARTICLE II      Premises and Term
          2.1      Premises                                              3
          2.2      Acceptance                                            4
          2.3      Term                                                  4
          2.4      Option to Extend                                      4

  ARTICLE III      Renovation of the Building and the Improvements
          3.1      Work Letter                                           4

   ARTICLE IV      Rent
          4.1      Annual Base Rent                                      5
          4.2      Additional Rent                                       8

    ARTICLE V      Additional Covenants
          5.1      Tenant's Covenants                                   11
          5.2      Landlord's Covenants of Quiet Enjoyment              24
          5.3      Interruptions                                        25

   ARTICLE VI      Insurance: Casualty; Taking
          6.1      Insurance                                            25
          6.2      Intentionally Deleted                                27
          6.3      Damage or Destruction of Premises                    27
          6.4      Eminent Domain                                       30

                                      i


  ARTICLE VII      Default
          7.1      Events of Default                                    31
          7.2      Remedies Cumulative: Jury Waiver                     33
          7.3      Waivers of Default; Accord and Satisfaction          34
          7.4      Landlord's Curing and Enforcement                    34

 ARTICLE VIII      Miscellaneous Provisions
          8.1      Notice                                               35
          8.2      Limitation of Landlord's Liability                   35
          8.3      Excusable Delay                                      35

                                     ii



          8.4      Applicable Law and Construction                      36
          8.5      Estoppel Certificate                                 37
          8.6      Notice of Lease                                      37
          8.7      Landlord's Default                                   37
          8.8      Brokers                                              37
          8.9      Vacancy at End of Term                               38
         8.10      Tenant as Business Entity                            38
         8.11      Security                                             38
         8.12      Financial Information                                40

   ARTICLE IX      Landlord's Financial
          9.1      Subordination and Superiority of Lease               41
          9.2      Rent Assignment                                      42
          9.3      Other Instruments                                    42

    ARTICLE X      Right of First Offer to Purchase
         10.1      Right of First Offer to Purchase                     43
         10.2      Default under Purchase and Sale Agreement by Tenant  44

   ARTICLE XI      Landlord's Obligations
         11.1      Landlord's Maintenance                               44
         11.2      Landlord's Indemnity                                 44

  ARTICLE XII      Index of Defined Terms

                                   ARTICLE I

                         Fundamental Lease Provisions

    1.1 REFERENCE SUBJECTS. Each reference in this Lease to any of the following subjects shall incorporate the following information. Other terms are defined throughout this Lease and are indexed in the last Article.

DATE OF LEASE
EXECUTION:           As of April 1, 1994

PREMISES:            The land containing approximately 7.52 acres
                     (as more particularly described in Appendix A
                     attached, the "Land") and the existing
                     building ("Building") containing 54,114
                     square feet of rentable area and other
                     improvements (the "Improvements") thereon
                     presently located at 4 Maguire Road,
                     Lexington, Massachusetts.

LANDLORD:            The Mutual Life Insurance Company of New York

NOTICE ADDRESS
OF LANDLORD:         MONY Real Estate Investment Management
                     One Atlantic Street
                     Stamford, Connecticut 06901
                     Attention: Vice President,
                     Real Estate

                     with a copy to:

                     MONY LAW
                     1740 Broadway
                     New York, New York 10019
                     Attention: General Counsel

TENANT:              Focal, Inc.
                     Attention: W. Bradford Smith,
                     Chief Financial Officer

NOTICE ADDRESS
OF TENANT:
                     Prior to                                                              After
                     Commencement Date:                                                    Commencement Date:

                     One Kendall Square                                                    4 Maguire Road

                     Building 600                                                          Lexington, MA 02173
                     Cambridge, MA 02139

COMMENCEMENT         The earlier to occur of (i) Tenant's receipt of a emporary or permanent certificate of occupancy for ll or
DATE:                any portion of the Building, or (ii) September 1, 1994 (subject to extension as provided in section 8 of the Work Letter).

TERM:
INITIAL TERM:        The period commencing on the commencement Date and ending on the day which is ten (10) years after the last day of the month in which the Commencement Date occurs.

EXTENSION TERM(S):   Two (2) Extension Terms of Five (5) Lease Years each.

ANNUAL BASE RENT:

INITIAL TERM:        First Lease Year: $974,052.00 per annum
                     Second and Third
                     Lease Years: $1,055,223.00 per annum
                     Fourth and Fifth
                     Lease Years: $1,095,808.50 per annum
                     Sixth through
                     Tenth Lease Years: $1,136,394.00 per annum

ANNUAL BASE RENT:
EXTENSION TERMS:
                     First Extension Term
                     (Eleventh through
                     Lease Years):                                                          Eighty-five (85%) percent of Fair
                                                                                            Market Rent (as further provided in
                                                                                            Section 4.1.3).

                     Second Extension Term
                     (Sixteenth through
                     Twentieth Lease Years):                                                Eight-five (85%) percent of Fair Market
                                                                                            Rent (as provided in section 4.1.3)

PERMITTED USES:      Laboratory (including, without limitation, laboratories performing animal research), research and development, light manufacturing and office uses but only insofar as any of the foregoing uses is permitted as et matter of right under applicable zoning by-laws or ordinances.

COMMERCIAL
GENERAL LIABILITY
INSURANCE:           $4,000,000.00



SECURITY:            At the time of Lease execution, Tenant will deliver to Landlord either (i) the sum of $1,750,000.00 in immediately available funds (the "Cash Security"), or (ii) an irrevocable bank letter of credit in the amount of $1,750,000.00 in favor of Landlord and in compliance with the provisions of Appendix B attached
                     (such letter of credit and all replacement and successor letters of credit complying with the provisions of this Lease, including said Appendix, are referred to as the "Letter of Credit"). The Cash Security or Letter
                     of Credit shall be held subject to the provisions of Section 8.11 below.

LANDLORD'S BROKER:   Fallon, Hines & O'Connor, Inc.

TENANT'S BROKER:     Lynch, Murphy, Walsh & Partners
Appendix A -         Property Description
Appendix A-l         -Permitted Exceptions
Appendix B           -Form of Letter of Credit
Appendix C           -Work Letter
Schedule 1           -Base Building Work
Schedule 2           -Tenant Work Insurance Requirements
Appendix D -         Approved Construction Documents for Base Building Work and Tenant's Work (to be added by amendment to Lease)


                                   ARTICLE II

                                PREMISES AND TERM

    2.1 PREMISES. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, subject to the terms and provisions of this Lease and the matters of record set forth on Appendix A-1 attached hereto (the "Permitted Exceptions"). Tenant shall also have appurtenant rights to use the roads, utilities and easements now or hereafter in, on or under the Land in common with Landlord and others to whom Landlord has previously granted (if any, as included in the Permitted Exceptions) or, with the consent of Tenant, such consent not to be unreasonably withheld or delayed, hereafter may grant rights. Landlord shall have the right from time to time to grant and relocate easements, to alter and diminish the shape and size of the Land and to alter driveways, walkways, parking areas and utilities serving the Building, all of which may be done by Landlord only with the consent of Tenant, such consent not to be unreasonably withheld or delayed.

    There is included in the Premises the parking area and access drives in their current condition and configuration. Tenant agrees that, subject to the provisions of Section 6.4 hereinbelow, throughout the Term of this Lease there shall be sufficient paved areas in the parking area to provide at least 216 parking spaces (without intending hereby to affect the relative obligations of the parties with respect to the initial rehabilitation of, or ongoing maintenance of, the parking area and access drives as elsewhere provided in this Lease).

    2.2 ACCEPTANCE OF PREMISES. Except as otherwise expressly set forth in this Lease, Landlord shall have no obligation or risk with respect to the condition of the Premises (including the soil and groundwater thereunder) either as of the Date of Lease Execution or at any time thereafter. Tenant acknowledges that it has had the full opportunity to inspect the Premises with such consultants as it deemed necessary, Tenant's occupancy shall be deemed an acknowledgment that the condition of the Premises is satisfactory and that Landlord has fulfilled all obligations, if any, with respect to such condition, Tenant further acknowledges that, except as expressly set forth herein, neither Landlord nor any person acting under Landlord has made or implied any representations or warranties concerning the Premises, their condition or this Lease.

    2.3 TERM. This Lease will be for the Term, beginning on the Commencement Date.

    2.4 OPTION TO EXTEND. Subject to Section 5.1.13(a), Tenant pay extend the Term for up to two (2) Extension Terms as set forth in section 1.1, in each case by giving written notice of its intention to do so at least eighteen (18) (but not more than twenty-four (24)) months prior to the end of the then- expiring Term, time being of the essence to such exercise, so long as at the time of such notice and at the beginning of the corresponding Extension Term no Event of Default has occurred hereunder, Such notice of Tenant's intention to extend the Term shall be subject to rescission by Tenant in the manner provided in Section 4.1.3 below. All references to the Term shall mean the Initial Term as it may be extended by any Extension Term.

                              ARTICLE III

                  RENOVATION OF THE BUILDING AND THE IMPROVEMENTS

    3.1 WORK LETTER. The Building and Improvements shall he prepared for Tenant's occupancy in the manner provided in the Work Letter attached hereto as Appendix C. Landlord will have no obligation whatsoever to perform or pay for any work or improvements to the Premises except as provided in the Work Letter, Tenant taking the Premises in their "as is" condition. Landlord shall perform its obligations under the Work Letter.

                             ARTICLE IV

                               RENT

    4.1. Annual Base Rent.

    4.1.1 Initial Term. Annual Base Rent during the Initial Term will be as set forth in Section 1.1; provided, however, that if Tenant duly pays the Buydown Amount as provided in Section 4.1.2 below, then Annual Base Rent for the remainder of the Initial Term shall be as set forth in that Section.

    4.1.2 Tenant's Buydown Option. So long as an Event of Default has not occurred, Tenant may, by giving written notice to Landlord at least thirty
(30) days prior to the end of any Lease Year during the Initial Term, elect to reduce the amount of Annual Base Rent by reimbursing Landlord for the unamortized portion of Tenant's Work Allowance through the payment to Landlord of the applicable amount ("Buydown Amount") set forth in the table at the end of this Section. On the last day of the Lease Year during which Tenant gives notice of such election, (or the next following business day if such day is not a business day) (a) Tenant shall deliver to Landlord a certified or bank check drawn on a Boston or New York clearinghouse bank (or, if Landlord so elects, Tenant will wire transfer federal funds in accordance with Landlord's instructions) for the Buydown Amount, and (b) thereafter for all subsequent Lease Years during the Initial Term, Annual Base Rent shall be the Annual Base Rent amounts per annum set forth for such Lease Years in the table at the end of this Section.

                                        REVISED ANNUAL BASE RENT FOR THIS LEASE
                                                        YEAR IF
   END OF LEASE         BUY DOWN        BUYDOWN AMOUNT PAID AT END OF PRECEDING
       YEAR              AMOUNT                       LEASE YEAR
-------------------  ---------------  -------------------------------------------

         1          $  3,382,125.00                             --
         2          $  3,219,783.00                $    378,798.00
         3          $  3,024,972.60                $    378,798.00
         4          $  2,789,576.70                $    419,383.50
         5          $  2,508,183.90                $    419,383.50
         6          $  2,172,677.10                $    459,969.00
         7          $  1,766,822.10                $    459,969.00
         8          $  1,282,501.80                $    459,969.00
         9          $    698,070.60                $    459,969.00

4.1.3 Extension Terms. If the Term is extended for any Extension Term(s), then Annual Base Rent will be as set forth in Section 1.1, with the fair market rent of the Premises ("Fair Market Rent") being determined in the manner provided in this subsection.

    Fair Market Rent shall be the Annual Base Rent (i) which a willing tenant would pay to lease the Premises for each year of the Extension Term in question, (ii) under terms and conditions substantially the same as those of this Lease, (iii) with the Premises considered free and clear of this Lease,
(iv) in the condition in which the Premises then are, and (v) shall be based an rentals for comparable space in the Route 128 area where the Premises are located over a comparable period (with appropriate adjustments made to such rentals as necessary to establish comparability of buildings and tenants (including such factors as creditworthiness of tenant, type of business conducted by tenant, and potential risk factors (environmental and otherwise) associated with tenant's type of business)) for similar premises for the Permitted Uses, and with rental historically paid under this Lease disregarded. All additional rent provided for in this Lease shall be in addition to Fair Market Rent as so determined,

    Within one (1) month of Landlord's receipt of Tenant's notice of intention to extend the Term, Landlord shall give written notice to Tenant setting forth Landlord's estimate of Fair Market Rent for each of the Lease Years of the Extension Term in question (which may be different from year to year). The parties shall thereafter negotiate in good faith to attempt to arrive at a mutually-satisfactory determination of Fair Market Rent. If the parties are unable to agree on the amount of Fair Market Rent within one (1) month after Tenant received Landlords estimate of Fair Market Rent, then Landlord and Tenant shall, not later than three (3) months after Landlord received Tenant's notice of intention to extend the Term, each retain a real estate professional with at least ten (10) years' continuous experience in the business of leasing commercial real estate or acting as commercial real estate agent or broker in the vicinity of the Premises, who shall, within one
(1) month of his or her selection, prepare a written report summarizing his or her conclusion as to Fair Market Rent. Landlord and Tenant shall simultaneously exchange such reports; provided, however, that if one party has not obtained such a report within four (4) months after Landlord received Tenant's notice of intention to extend the Term, then the determination set forth in the other party's report shall be final and binding upon the parties. If both parties receive reports within such time and the lesser of the two determinations is within ten (10%) percent of the higher determination, then the average of these determinations shall be deemed to be Fair Market Rent, if these determinations differ by more than ten (10%) percent, then Landlord and Tenant shall mutually select a person with the qualifications stated above (the "Final Arbiter"), to resolve the dispute as to Fair Market Rent. If Landlord and Tenant cannot agree upon the designation of the Final Arbiter within one (1) month of the exchange of the first written reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto for the designation of a Final Arbiter. Within ten (10) days of the selection of the Final Arbiter, Landlord and Tenant shall each submit to the Final Arbiter its written determination of Fair Market Rent. The Final Arbiter shall, within one (1) month after such submissions, issue his or her determination of Fair Market Rent in writing, which shall be the determination the Final Arbiter would have made acting alone and applying the standards set forth in this Lease. The Final Arbiter shall give notice of its determination to Landlord and Tenant and such determination shall be final and binding upon Landlord and Tenant.

    Except as otherwise provided in the immediately following paragraph, (i) each party shall pay the fees and expenses of its real estate professional and counsel, if any, in connection with any proceeding under this Section 4.1.3, and (ii) the parties shall each pay one-half of the fees and expenses of the Final Arbiter.

    Tenant shall have the right to rescind its election to extend the Term by giving written notice to Landlord at any time between the final determination of Fair Market Rent and the first day of the last Lease Year of the then-Term (without giving effect to Tenant's election to extend the Term). If Tenant gives such notice, then (i) Tenant's election to extend the Term shall be deemed irrevocably rescinded and deemed null and void and of no further force and effect and the Term shall expire at the end of the then-current Term as if such notice of election to extend had never been given, and (ii) Tenant shall reimburse Landlord, on demand as Additional Rent, for all reasonable out-of-pocket expenses paid or incurred by Landlord in connection with the determination of Fair Market Rent.

    4.1.4 Method of Payment. Tenant agrees to pay the Annual Base Rent to Landlord without notice or demand in advance in equal monthly installments by the first day, of each calendar month during the Term. As used in this Lease, "Lease Year" shall mean the period commencing on the Commencement Date and ending on the day before the first anniversary thereof and each succeeding twelve-month period (or portion thereof) included in the Term, except that if the Commencement Date is not the first day of a -calendar month, then the first Lease Year shall end on the first anniversary of the last day of the calendar month in which the Commencement Date occurred and all subsequent Lease Years shall commence on an anniversary of the first day of the calendar month first occurring after the Commencement Date), Tenant shall make ratable payment of Annual Base Rent for any period of less than a month prior to the beginning or, if applicable, end of the Term. All payments of Annual Base Rent, additional rent and other sums due shall be paid in current U.S. currency by check drawn on a Boston or New York clearinghouse bank and shall be made to such payee and at such address as Landlord nay from, time to time designate in writing to Tenant (or if requested by Landlord in the case of Annual Base Rent, by electronic fund transfer), without demand, set-off or other deduction except as otherwise specifically provided in this Lease.

    Without limiting the foregoing, Tenant's obligation so to pay rent shall not be discharged or otherwise affected by any law now or hereafter applicable to the Premises, or any other restriction on Tenant's use, or (except as and to the extent provided in Sections 6.3 and 6.4) any casualty or taking, or any failure by Landlord to perform, or any other occurrence; and Tenant waives all rights now or hereafter existing to surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Subject to the provisions of this Lease, however, Tenant shall have the right to commence and prosecute an independent action against Landlord to obtain judgments for direct money damages occasioned by Landlord's breach of its Lease covenants.

    4.1.5 Net Return to Landlord. It is intended that Annual Base Rent payable hereunder shall be a net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting those particular expenses which this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be liberally construed in terms of such intent.

    4.2 Additional Rent.

    4.2.1 Landlord's Taxes. Tenant shall pay, as additional rent, all of "Landlord's Taxes" for each fiscal period wholly included in the Term (and a ratable amount for the first and last Lease Years). Landlord shall send a copy of all bills for Landlord's Taxes to Tenant within five (5) days after Landlord receives them from the taxing authority. Tenant shall pay the full amount of each such bill to the taxing authority and provide a receipted copy of each such bill (or other evidence of payment in full reasonably satisfactory to Landlord) within fifteen (15) days of Tenant's receipt of such copy of the bill. Any interest or penalties which accrue as a result of Tenant's failure to make such payment within such time shall be the sole responsibility and obligation of Tenant.

    Notwithstanding the foregoing, at any time after the occurrence of an Event of Default hereunder, Landlord shall have the right to require Tenant to pay Landlord's Taxes to Landlord in monthly installments by the first day of each month in amounts reasonably estimated from time to time by Landlord to provide for the full payment of Tenant's obligation with respect to Landlord's Taxes on the date such Taxes are due. In such event, Landlord shall deliver a copy of the bill(s) for Landlord's Taxes to Tenant after Landlord receives it, together with a statement showing the amount then held by Landlord pursuant to this Section 4.2.1. if the amount then held by Landlord is insufficient to pay such bill in full, Tenant shall pay to Landlord the amount of such deficiency within ten (10) days after delivery by Landlord of such copy of the bill and statement. If the amount then hold by Landlord exceeds the amount of such bill, such excess shall be credited by Landlord against the monthly installments of additional rent next falling due or refunded to Tenant upon the expiration or termination of this Lease (unless this Lease is terminated as a result of the default by Tenant hereunder, in which case Landlord may credit such amount against any amount due from Tenant by reason of such termination).

    "Landlord's Taxes" means all taxes, assessments, betterments, water and sewer charges, excises, user fees, service charges and all other governmental charges, imposition and fees of any kind or nature, or reasonable agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Premises (including any so-called linkage impact or voluntary betterment payments), and all penalties and interest thereon if due to Tenant's failure to make timely payments an account of Landlord's Taxes, assessed or imposed in connection with the Premises or the property of which the Premises are a part (including any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), other than income, inheritance, estate, excise, succession, transfer, gift, franchise, gross receipts or profits taxes. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on such property or Premises, this Lease or on Landlord or Landlord's reversionary interest any kind or nature of federal, state, county, municipal or other governmental capital, rental, sales, service, franchise, excise or other tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Commencement Date) measured by or based in whole or in part upon Premises valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term Landlord's Taxes (and if any such changed system of taxation employs a graduated tax rate, such graduated tax rate shall be applied to the Premises and to this Lease as if the Premises was the only real property owned by Landlord in the Commonwealth of Massachusetts.

    Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    4.2.2 Abatement of Landlord's Taxes. Tenant may at any time and from time to time make application to the appropriate governmental authority for an abatement of Landlord's Taxes. If Tenant files such an abatement application, Tenant shall promptly provide a copy thereof to Landlord, shall diligently pursue such application, shall keep Landlord informed of the status thereof in writing, shall not settle such claim without the prior written approval of Landlord (which shall not be unreasonably withheld or delayed) and shall not dismiss such claim (other than in connection with a settlement approved by Landlord as aforesaid) without first giving Landlord at least twenty (20) days' Prior 'written notice and opportunity to assume the prosecution of such claim. If (i) such an application is successful and
(ii) Tenant has made any payment in respect of Landlord's Taxes pursuant to
Section 4.2.1 above for the period with respect to which the abatement was granted, (a) Tenant shall deduct from the amount of the abatement all expenses reasonably incurred by it in connection with the application, and
(b) Tenant shall retain the balance of such abatement (except that if Tenant did not pay the full amount of Landlord Taxes for the period covered by such abatement then the balance of the abatement shall be pro-rated appropriately between Landlord and Tenant).

    Landlord shall have the right to file an application for abatement of Landlord's Taxes only if Tenant has not filed such an application by ten (10) days prior to the last day on which such an abatement application may be filed. If Landlord files such an abatement application, Landlord shall promptly provide a copy thereof to Tenant, shall diligently pursue such application, shall keep Tenant informed of the status thereof in writing, shall not settle such claim without the prior written approval of Tenant (which shall not be unreasonably withheld or delayed) and shall not dismiss such claim (other than in connection with a settlement approved by Tenant as aforesaid) without first giving Tenant at least twenty (20) days' prior written notice and opportunity to assume the prosecution of such claim. Landlord successfully pursues such an application, (a) Landlord shall be entitled to reimbursement out of such abatement for all expenses reasonably incurred by it in connection with the application, and (b) Landlord shall pay to Tenant the balance of such abatement (except that if Tenant did not pay the full amount of Landlord Taxes for the period covered by such abatement then the balance of the abatement shall be pro-rated appropriately between Landlord and Tenant).

    Both Landlord and Tenant shall reasonably cooperate with the moving party in prosecuting any abatement.

    4.2.3 Management. Landlord shall have the right to retain a managing agent for the Premises ("Landlord's Agent") to perform such accounting and administrative functions (such as collecting rent payments) as Landlord deems appropriate, and to engage contractors to perform Landlord's obligations under this Lease. Landlord's Agent may be an affiliate of Landlord, but in no event shall the fee payable to Landlord's Agent exceed the fair market fee charged for a comparable scope of management services in the vicinity of the Premises. All fees payable to Landlord's Agent shall be payable by Tenant to Landlord on demand, as additional rent.

    4.2.4 Additional Base Building Work Allowance. All sums advanced by Landlord pursuant to the Work Letter as part of the

"Additional Base Building Work Allowance" (as therein defined), together with interest thereon at the rate of ten (10%) percent per annum, shall be repaid by Tenant to Landlord, as additional rent, in equal monthly installments on the first day of each month during the Term of the Lease. The amount of such installments shall be calculated based on an amortization period of twenty
(20) years. As set forth in the Work Letter, the amount of the Additional Base Building Work Allowance shall in no event exceed one Hundred Thousand ($100,000.00) Dollars. Therefore, if for any reason whatsoever (including but not limited to Tenant's refusal to exercise one or both rights hereinabove granted to it to extend the Term or the termination of this Lease as herein provided) the Term of this Lease is less than twenty (20) years, Tenant shall pay to Landlord, as additional rent, the full unamortized principal amount of the Additional Base Building Work Allowance promptly upon the expiration or termination of this Lease except to the extent to which it is deducted by landlord as provided in section 6.3(j) below. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

                                      ARTICLE V

                                 Additional Covenants

    5.1 Tenant's Covenants. Tenant agrees during the Term and such further time as Tenant (or any person acting under it) occupies any part of the Premises to perform the following, all at Tenant's cost:

    5.1.1 Utilities. Tenant shall arrange, provide and pay directly for, and assume all risk of service interruptions of, all water, sewer, oil, gas, electricity and other energy or utility services which serve the Premises and all charges, fees, deposits or bonds in connection therewith.

    5.1.2 Alterations.

    5.1.2.1 General. "Alterations" shall mean all work, including demolition, improvements, additions and alterations, in or to the Premises performed or desired to be performed by Tenant, including, without limitation, all attached carpeting, all signs visible from the exterior of the Building, and any change in the exterior appearance of the windows in the Building. All Alterations shall be subject to Landlord's prior written approval and shall be arranged and paid for by Tenant except that no such prior written approval shall be required for Alterations (i) costing not more than $75,000 in each instance (provided that from and after the point at which the aggregate cost of such Alterations in any Lease Year exceeds $150,000 there shall be no further exception during such Lease Year to the requirement of obtaining Landlord's prior written approval for all Alterations) (such $75,000 amount and $150,000 amount are hereinafter collectively referred to as the "Threshold Amount"), and (ii) which do not involve alteration removal, cutting, or adding to any structural component of the Building (including, without limitation, exterior walls, exterior windows, corewalls, roofs, or floor slabs). Tenant shall neither propose nor effect any Alterations (i) which adversely affects any structural component of the Building (including, without limitation, exterior walls, exterior windows, core walls, roofs, or floor slabs), (ii) which is incompatible with the electrical or mechanical components or systems of the Building as the same exist at the Commencement Date, (iii) which adversely affects in any respect other property than the Premises, or (iv) which is not consistent with the use by. Tenant or a future occupant of the Premises for the Permitted Uses as set forth in this Lease.

    5.1.2.2 Design and Construction. No Alterations for which Landlord's consent is required hereunder shall be effected except in accordance with complete, consistent construction drawings and specifications, prepared by an architect approved in advance by Landlord, such approval not to be unreasonably withheld. Tenant shall be solely responsible for the liabilities of and expenses of all architectural and engineering services relating to Alterations. Said construction drawings and specifications shall be fully coordinated with one another and with field conditions as they exist in the Premises, and shall show all work necessary to complete the Alterations including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Landlord shall respond to Tenant's request for approval of the construction drawings and specifications for Alterations within fifteen (15) days of Landlord's receipt of complete plans and specifications, and Landlord's failure to respond within such time shall be deemed to be approval by Landlord except that with respect to Alterations whose hard construction cost to Tenant will equal or exceed $250,000. 00 ("Major Alterations"), Landlord shall have twenty (20) days to respond to Tenant's request for approval.

    The identity of any person or entity performing any Alterations costing in excess of the Threshold Amount shall be subject to Landlord's prior approval, not to be unreasonably withheld. Tenant shall procure all necessary governmental permits, licenses and approvals before undertaking any Alterations, and shall furnish copies of the same to Landlord. Tenant shall perform all Alterations at Tenant's risk in compliance with all applicable Legal Requirements and Insurance Requirements, and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Premises. Tenant shall pay as the same becomes due the entire cost of all Alterations so that the Premises shall always be free of liens for labor or materials. When any Alterations are in progress, Tenant shall cause to be maintained (i) insurance as described in the Tenant's Work Insurance Requirements attached as

Schedule 2 to the Work Letter and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Work, and
(ii) if Landlord so requires, a performance and payment bond or statutory lien bond or such other protection as Landlord may reasonably require, in each case for the benefit of Landlord. Tenant shall reimburse Landlord for its reasonable out of pocket expenses (not to exceed $5,000.00 per each set of Alterations) incurred in reviewing proposed Alterations costing in excess of the Threshold Amount and inspecting installation of the same except that with respect to Major Alterations the preceding cap on Landlord's reimbursable expenses shall not apply and Landlord shall have the right to retain a construction representative at a market-rate fee (but in no event greater than one and one-half (1-1/2%) percent of Tenant's hard construction cost) whose fee to Landlord will be reimbursed by Tenant. At all times while performing Alterations, Tenant shall require each of its contractors to comply with all applicable Legal Requirements and Insurance Requirements relating to such work. Each of Tenant's contractors shall, by entry into the Building, be deemed to have agreed to indemnify the Indemnitees in connection with any act or neglect by such contractor (or those acting under the contractor) to the same extent as Tenant has so agreed elsewhere in this Lease.

    5.1.3 Maintenance. Except as otherwise specifically provided in Section
11.1 below, Tenant shall maintain, repair, replace, clean, secure, protect, defend and keep in compliance with all "Legal Requirements" and "Insurance Requirements" (as hereinafter defined) the Premises and all improvements thereon and appurtenances thereto and all utilities, facilities, installations and equipment used in connection therewith, including the elements of all interior walls, floors and floor coverings, roofs and roof waterproofing and membranes, glass, windows (except to the extent to which Landlord is responsible for maintaining the "Devac" exterior window system as provided in Section 11.1 below), doors, partitions, exterior lighting, elevators, electrical, plumbing, heating, ventilating and other building systems) water and sewage systems and other fixtures or equipment serving the Premises. Without limitation, Tenant shall provide all security, cleaning, painting, janitorial services, rubbish disposal, periodic exterior waterproofing treatments (Hydrozol or equivalent) to the Building, window caulking, maintenance of all gas, water, sewer, electric and other utility lines from public ways to the Premises, and shall repair and maintain the grounds, roads, parking areas and walkways appurtenant to the Premises (but Tenant shall not be required to re-fill holes or re-pave cracked areas in the parking area except in those areas which were repaved as part of the initial preparation of the Premises for Tenant's occupancy), and shall provide landscaping and snowplowing services thereto, keeping the Premises and all improvements and appurtenances in at least as good condition as on the Commencement Date, excepting only reasonable wear and tear and damage by casualty or taking which Tenant is not otherwise obligated by the terms of this Lease to repair or replace. All of Tenant's obligations shall be performed in accordance with standards befitting comparable quality suburban buildings in the Boston metropolitan area. Tenant shall enter into service and/or maintenance contracts with recognized and experienced specialized vendors (such contracts and vendors to be subject to Landlord's prior approval, not to be unreasonably withheld) providing for the periodic servicing of building systems and the performance of other Tenant maintenance responsibilities as required by good building management practices. All such vendors shall maintain insurance in amounts and coverages reasonably acceptable to Landlord,

    5.1.4 Use and Compliance with Legal Requirements and Insurance Requirements. Tenant shall occupy the Premises only (i) for the Permitted Uses and for no other use, and (ii) as and to the extent permitted under present and future federal, state or local laws, ordinances, codes, rules and regulations, or the provisions of any license, permit or other governmental consent required for or applicable now or at any time during the Term to the Land, the Building or the Premises or Tenant's use thereof, including, without limitation, the Americans With Disabilities Act of 1990 (collectively, "Legal Requirements"), and the terms of any policy of insurance maintained by Landlord or Tenant and applicable now or at any time during the Term to (or affecting any condition, operation, use or occupancy of) the Land, the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) (collectively, "Insurance Requirements"), foreseen or unforeseen. Tenant shall make all physical alterations and additions required to the Premises by any change in Legal Requirements or Insurance Requirements during the Term, whether or not the same necessitate structural or other extraordinary changes or improvements to the Premises or interfere with Tenant's use. Tenant shall procure all appropriate approvals, licenses and permits, in each case promptly giving Landlord copies of the same and all applications therefor. Tenant shall also keep the Premises equipped with appropriate safety appliances. It is intended that Tenant bear the sole risk of all present or future Legal Requirements and Insurance Requirements affecting its use, the Premises or both, and Landlord shall not be liable for (nor suffer any reduction in any rent on account of) the enforcement of Legal Requirements or Insurance Requirements.

    Notwithstanding the preceding provisions of this Section 5.1.4, Landlord shall be responsible for (i) the compliance of the exterior walls, roof decks, floor slabs, foundations and the "Devac" window system of the Building with all building codes applicable to the use of the Premises for general office use as of the Commencement Date, and (ii) the removal of all asbestos-containing materials from the Building. The cost of the preceding items (i) and (ii) shall be payable solely out of the Base Building

Work Allowance and the Additional Base Building Work Allowance and Landlord shall have no obligation to pay any further sums on account thereof I but this limitation shall, not apply to Landlord's ongoing maintenance obligations under Section 11.1 below. In addition, Landlord shall be responsible, at its sole cost and expense and not as part of the Base Building Work Allowance or the Additional Base Building Work Allowance, for preexisting Hazardous Materials conditions at the Premises to the extent provided in Section 11.2 below. Except as specifically provided in this paragraph, in Section 11.2 below, and in the Work Letter, Landlord shall have no obligation or responsibility whatsoever in connection with the initial condition of the Premised.

    5.1.5 Liens and Encumbrances. Tenant shall keep the Premises (and Landlord's interest therein and Tenant's leasehold (and Tenant's interest therein) free of, and shall within ten (10) days of notice from any source, discharge or bond over (to Landlord's reasonable satisfaction) any lien, security interest or other encumbrance which arises as a result of any act or omission of Tenant or persons acting under Tenant.

    5.1.6 Indemnity. Subject to the rights expressly reserved to Landlord, Tenant shall assume exclusive control of the Premises and all areas pertaining thereto including all appurtenances, improvements, utilities, water bodies, grounds, sidewalks, walkways, driveways and parking facilities, and Tenant shall bear the sole risk of all related liabilities of all and every nature whatsoever. Except as set forth below in this Section, Tenant shall indemnify, save harmless and defend Landlord, Landlord's Agent and Landlord's beneficiaries, partners, mortgagees and ground lessors and the officers, directors, agents, employees, independent contractors and invitees of any of the foregoing and any other persons designated by Landlord from time to time as having a relationship to the Premises prior to the assertion of a claim or demand against any such person or the incurrence by any such person of any liability, damage, cost or loss for which indemnification is herein agreed to be made by Tenant ("Indemnitees") from all liability, claim, damage, cost or loss (including reasonable costs of litigation and legal counsel of any Indemnitee's choice against whom Tenant makes no reasonable objection) arising in whole or in part out of, or in any manner related to,
(i) any alleged or actual injury, loss, theft or damage (except to the extent caused solely and directly by the negligence or willful act of Landlord) to any person or property while on or about the Premises, or (ii) any alleged or actual condition of the Premises or the possession and use thereof (including any failure to vacate at the end or earlier termination of the Term) or any alleged or actual activity permitted or suffered in connection therewith, or
(iii) any breach of any provision of this Lease or any other covenant, representation or certification by Tenant or persons acting under Tenant, or
(iv) any act or omission anywhere by Tenant or persons acting under Tenant, in each case paying the same on demand as additional rent. This Section shall not apply to matters relating to Hazardous Materials or Hazardous Materials Activities, which are addressed in Sections 5.1.10 and 11.2 of this Lease, Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    5.1.7 Landlord's Right to Enter; Interruptions. Landlord and persons acting under Landlord may upon such notice and in such manner as is reasonable under the circumstances enter the Premises during business hours (and in case of emergency at any time) in exercise of any rights reserved to Landlord, or to inspect the Premises, or to review and inspect Tenant's records relating to the maintenance of the Premises or any component of the Building, or to take measurements of the Premises, or to secure or protect the Premises, or to remove any unconsented to Alterations which require Landlord's consent; and similarly at any time may show the Premises to prospective purchasers and lenders, and during the last eighteen (18) months of the Term (if not extended) to prospective tenants (and also during such period may keep affixed in suitable places notices for letting.) Except in case of emergency, Landlord shall be subject in entering the Premises to reasonable security conditions, if any, previously set forth in a notice by Tenant to Landlord.

    5.1.8 Signage. Landlord may affix at its expense an entry plaque at each main entrance to the Building identifying the Premises as property owned by Landlord, which sign shall be of typical size for such signs and shall be subject to the reasonable approval of Tenant, which approval shall not be unreasonably withheld or delayed.

    Tenant shall obtain Landlord's prior written reasonable approval as to the location, size, shape and appearance of all signs which Tenant wishes to erect or install anywhere in, on or about the Premises. and as to the plans and specifications relating to such installation. Tenant shall install all such signs and shall obtain all approvals, licenses, permits and consents from governmental authorities required by applicable Legal Requirements to install such signs. Tenant shall cause such installation to be done in a good and workmanlike manner and in accordance with all applicable Legal Requirements and Insurance Requirements, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land, and the provisions of this Lease applicable to Alterations. Tenant shall maintain all such signs in good operating condition and in accordance with all applicable Legal Requirements and Insurance Requirements, and the requirements of all existing restrictions, easements and encumbrances of record affecting the Land. Tenant shall remove such signs on or prior to the date on which the Term expires or this Lease is terminated and restore the surface of the Land and/or the Building reasonably to the condition in which it was prior to the installation of such sign. All signs installed by Tenant shall be at Tenant's sole risk, and Landlord shall have no responsibility or liability in connection therewith.

    5.1.9 Assumption of Risk. To the full extent permitted by law, Tenant assumes all risk of damage or injury to any person or property located in, on or about the Premises. Landlord shall not be liable for any loss or damage to person or property resulting from any accident, theft, vandalism or other occurrence on the Premises, including damage resulting tram water, wind, ice, steam, explosion, fire, smoke, chemicals, the rising of water or leaking or bursting of pipes or sprinklers, defect, structural or nonstructural failure, the act or neglect of any other tenant or person, or any other cause except to the extent such loss or damage is caused solely and directly by Landlord's negligent or willful act or omission.

    5.1.10 Damage. Nuisance, Etc. Whether with or without negligence or notice, Tenant shall not itself, nor shall it allow persons acting under it, to injure, overload, deface, damage or otherwise harm Landlord's property, the Building, the Premises or any part or component thereof; to commit any nuisance; to allow any offensive noise or odors to emanate beyond the Premises; to commit or allow any waste to Landlord's property or the Premises; or to allow the emission, discharge, disposal, release or other escape of any oil or petroleum products, asbestos, polychlorinated biphenyls or any biologically or chemically active or other hazardous or toxic materials, substances or wastes whether in solid, liquid or gaseous state (collectively, "Hazardous Materials"), or allow the storage, generation, disposal or use of such materials by Tenant or persons claiming through Tenant (collectively, "Hazardous Materials Activities") except in either case as permitted by applicable Legal Requirements and by the standards prevailing in the industry for such Hazardous Materials Activities; nor shall Tenant permit to be brought onto the Premises any Hazardous Materials except to use in Tenant's business. Tenant shall give written notice to Landlord of the identity and approximate quantities or estimates of such materials. Such notice shall be deemed sufficient if Tenant provides it to Landlord on a quarterly basis each Lease Year during the Term. In no event shall Tenant or persons acting under it store Hazardous Materials, or conduct any Hazardous Materials Activities, outside of the fully-enclosed portions of the Building. Landlord shall not be liable to Tenant or those persons claiming through Tenant or to any person or governmental authority whatsoever for any Hazardous Materials Activities by Tenant, those claiming through Tenant or by any of their employees, agents, contractors, licensees or invitees, or of any other tenant or third party, whether or not such activities hale been consented to by Landlord. Landlord shall have the right, from time to time during the Term, to enter upon the Premises to perform environmental audits relating to the business operations of Tenant and all those claiming through Tenant on the Premises, including, without limitation, (i) reviewing records of each such business relating to compliance with Legal Requirements and industry standards applicable to Hazardous Materials Activities, (ii) observing techniques for handling, storing, using and disposing of Hazardous Materials, (iii) reviewing documentation relating to the off-Premises disposal of Hazardous Materials from the Premises, and (iv) conducting such tests and chemical analyses of air (both within the Building and outside), water and soil samples as Landlord deems appropriate, all such work to be performed at Landlord's sole expense. In addition to, and not in limitation of the rights provided in the immediately preceding sentence, if required by any mortgagee or governmental agency or if Landlord reasonably believes that a release of, Hazardous Materials has occurred or a threat of release exists or that Hazardous Materials Activities do not conform to the requirements of this Lease, then Landlord may, but need not, perform appropriate testing in a commercially reasonable manner and the reasonable costs thereof shall be reimbursed to Landlord by Tenant as additional rent upon demand by Landlord and delivery by Landlord to Tenant of a copy of the report from such testing, except that Landlord shall bear the cost of testing if such testing determines that no such release has occurred as a result of the actions of Tenant or persons claiming through Tenant and that Hazardous Materials Activities are being conducted in compliance with the terms of this Lease. Any entry by Landlord or its representatives onto the Premises pursuant to this Section or provisions of information by Tenant to Landlord required hereunder shall be made in accordance with Tenant's reasonable standard operating procedures and security and confidentiality requirements of which Tenant has previously given Landlord written notice (but in cases of emergencies Landlord shall be required only, to use reasonable efforts to comply with such standard operating procedures and security and confidentiality requirements). Tenant shall cooperate with Landlord in connection with any environmental audits or other inspections or testing performed by Landlord pursuant to this Section. Without limitation, Hazardous Materials shall include all substances and wastes described or designated as hazardous or toxic substances, or other similar terms in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; the Hazardous Materials Transportation Act; the Clean Air Act, 42 U.S.C. 7401 et seq.; the Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. 1251 et seq.; the Insecticide, Fungicide, and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. 135 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300 et seq.; the Refuse Act of 1989, 33 U.S.C. 407 et seq.; the Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21; the Massachusetts Hazardous Waste Facility Siting Act, M.G.L. Chapter 21D; the Massachusetts Oil and Hazardous Material Release Prevention Act, M.G.L. Chapter 21E; and in any other federal, state or local laws as they may be amended from time to time and in all regulations or publications promulgated pursuant to all of the foregoing. Tenant shall execute certifications from time to time at Landlord's reasonable request concerning Tenant's best knowledge and belief regarding Hazardous materials and Hazardous Materials Activities on the Premises.

    In all events and without limitation except as provided in Section 11.2 below, Tenant shall indemnify, save harmless and defend Indemnitees from all liability, claim, demand, action, proceeding or assertion of liability, whether accrued, contingent or determinable, and any damage, cost or loss (including reasonable costs of litigation and. legal counsel of any Indemnitee's choice against whom Tenant makes no reasonable objection) arising in whole or in part out of, or in any manner related to the Hazardous Materials Activities of Tenant or persons claiming through Tenant, whether or not the same have been consented to by Landlord (and for these purposes the costs and loss indemnified shall include any costs of investigation of site conditions, any cleanup, remediation, removal or restoration work, any lost rents, and any decrease in value of or adverse impact on marketability to the Premises or property of others) except that (i) the foregoing indemnification shall not require Tenant or persons claiming through Tenant to indemnify, save harmless or defend any of the Indemnitees with respect to Hazardous Materials other than those spilled or released by Tenant or persons claiming through Tenant (including, without limitation, those Hazardous Materials which are or become present in the soil or groundwater of the Premises by reason of regional contamination as to which Landlord has indemnified Tenant under Section 11.2 hereof), (ii) in those situations in which Landlord can establish that only a portion of the Hazardous Materials on account of which Landlord seeks indemnification hereunder were spilled or released by Tenant or persons claiming through it, then Tenant's indemnification obligation shall be limited to any and all incremental liability, demand, claim, damage, cost or loss asserted against or incurred by Landlord as a result of the spill or release of Hazardous Materials by Tenant or persons claiming through Tenant, and (iii) Landlord shall have the burden of establishing that the Hazardous Materials on account of which Landlord seeks indemnification hereunder were spilled or released by Tenant or persons claiming through it, and as to any incremental cost allocation (whether such burden is phrased as one of proof, production, or persuasion),

    Without limiting the foregoing, if the presence of any Hazardous Materials in, on or about the Premises caused or permitted by Tenant or persons claiming through Tenant results in any contamination of the Premises or any other property such that applicable Legal Requirements require the investigation, response action, removal or remediation or other action, Tenant shall promptly undertake such investigation, response action, removal or remediation or other action and shall perform the same in accordance with all applicable Legal Requirements and, to the extent consistent with Legal Requirements, any accepted and relevant industry practices; provided that Landlord's approval of such actions which are not immediate action to reports, contain and initially assess a spill or release shall first be obtained, which approval shall not be unreasonably withheld or delayed so long as such actions would not potentially have any material (as determined by Landlord) adverse effect on the Premises or expose Landlord to any additional liability as a result thereof and such actions are undertaken in accordance with all applicable Legal Requirements and accepted and relevant industry practices consistent therewith. In those situations in which applicable law, rules, or regulations or a governmental authority having jurisdiction thereof require Tenant to undertake an immediate response action, Tenant shall (i) notify Landlord of the situation by telephone immediately after notifying the appropriate governmental authorities, and (ii) unless otherwise required by a governmental authority having jurisdiction thereof, not take any action (including, without limitation, making any excavation) other than containing and removing Hazardous materials from the surface of the Premises without the prior approval of Landlord as provided above. Tenant shall provide to Landlord at no additional cost copies of all reports prepared for Tenant concerning the presence of Hazardous Materials in or around the Premises. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    5.1.11 Yield Up. Upon the expiration or earlier termination of the Term, Tenant (and all persons claiming under Tenant) shall without the necessity of notice surrender the Premises and all keys (or lock combinations) to the Premises; and shall remove (i) all of Tenant's furniture, furnishings, removable equipment and personal property, (ii) all of Tenant's signs wherever located, and (iii) if directed in writing by Landlord given not less than one (1) year prior to the expiration of the Term (but no such prior notice shall be required in the event of the early termination of this Lease as elsewhere provided herein), all (but not less than all) Tenant's Work and Alterations exclusive of demising walls, floor coverings and ceilings, in each case whether or not the same be permanently affixed to the Premises, and in each case repairing damage which results from such removal (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Landlord shall have the right to direct Tenant, by notice given at least one
(1) year prior to the expiration of the Term (but no such prior notice shall be required in the event of the early termination of this Lease as elsewhere provided herein), either to remove all of Tenant's Work and Alterations exclusive of demising walls, floor coverings and ceilings, or to cause all of Tenant's Work and Alterations to remain in or on the Premises. In any event, Tenant shall remove the contents of all neutralization tanks (if any) installed in or on the Premises. Tenant shall yield up the Premises clean (and without limitation if Tenant ever engaged in any use which produced odors, bacteria or germs then Tenant shall sanitize and disinfect the Premises to remove all odors, bacteria, germs and other evidence of Tenant's use) and in good order, repair and condition (reasonable wear and tear, and damage by fire or other casualty or taking which Tenant is not otherwise required by the terms of this Lease to repair or replace only excepted). Any property described in the foregoing clauses (i) - (iii) which is not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the costs of removal and disposal (together with an administrative charge of fifteen (15%) percent of such costs) to Landlord upon demand. Landlord shall have the right to conduct, at its expense, prior to the last day of the Term a "close-out" environmental audit of the type described in Section 5.10 above. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    5.1.12 Holding Over. If Tenant (or anyone claiming under Tenant) shall remain in possession of the Premises or any part thereof after the expiration or earlier termination of the Term without a written agreement executed by Landlord, then without limitation of Landlord's other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance only, subject to all of the terms and conditions of this Lease except that rent shall be due and payable tar the duration of such holding over at a rate equal to one and one-half times the amount payable as Annual Base Rent for the twelve-month period immediately preceding such expiration or termination, and with all additional rent also payable as provided in this Lease. Such a holding over, even if with the consent of Landlord, shall not constitute an extension or renewal of this Lease, and Landlord's acceptance of rent from Tenant shall not constitute Tenant a tenant at will. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    5.1.13 Transfer - Assignment and Subletting.

    (a) Except as provided below in the case of Permitted Transfers, Tenant shall not assign this Lease, or sublet or license the Premises or any portion thereof, or advertise the Premises for assignment or subletting, or permit the occupancy of all or any portion of the Premises by anybody other than Tenant, including transfer by mortgage, pledge or other encumbrances (all of the foregoing actions are collectively referred to as a "Transfer"), without obtaining, on each occasion, the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed taking into account factors such as the creditworthiness of the proposed transferee, the current financial condition and financial history (if any) of the proposed transferee, the nature of the business proposed by such transferee to be conducted on the Premises, and the need for alterations or improvements to be made to ready the Premises for occupancy by such proposed transferee which are of an unusual nature not readily reusable by a future occupant of the Premises for the Permitted Uses set forth in this

Lease. Notwithstanding anything herein to the contrary, if, except as a Permitted Transfer, Tenant assigns this Lease or otherwise Transfers more than thirty-seven and one-half (37.5%) percent of the rentable floor area of the Building (i.e., more than 20,290 rentable square feet), with or without Landlord's consent, then all rights of Tenant to extend the Term (as provided in Section 2.4) and to purchase the Premises (as provided in Article X) will automatically become void and terminate.

    (b) A "Permitted Transfer" shall be one or more of the following: (1) a Transfer to any subsidiary in which Tenant owns substantially all the voting stock or otherwise exercises voting control, or to any parent owning substantially all the voting stock of Tenant or to any subsidiary of Tenant's parent in which such parent owns substantially all the voting stock or otherwise exercises voting control, and (2) any Transfer of Tenant's interest in this Lease by statutory merger or any assignment incident to the sale of substantially all of Tenant's assets, where in either such case the resulting person succeeding to Tenant's interest has a net worth immediately thereafter equal to or in excess of that of Tenant immediately prior thereto. Landlord agrees not to unreasonably withhold its consent to a Permitted Transfer, and to respond to any request for such consent within ten (10) business days after receipt of a written request therefor from Tenant together with the materials required the paragraph (c) below (failing which Landlord shall be deemed to have approved such permitted Transfer).

    (c) If Tenant wishes to make a Transfer (whether a Permitted Transfer or otherwise). Tenant shall deliver to Landlord (i) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, (ii) a general description of the types of business conducted by the proposed transferee and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity,
(iii) such financial information concerning the proposed transferee as Landlord may reasonably require, (iv) schematic plans and specifications for any Alterations which Tenant or the proposed transferee seeks to make in connection with such Transfer (with complete plans and specifications in the form required under Section 5.1.2.2 above to be submitted and approved (where required by that Section) prior to the commencement of any construction), and
(v) a written agreement, in recordable form reasonably approved by Landlord, between such proposed transferee and Landlord, duly executed by such proposed transferee, in which such proposed transferee agrees with Landlord to perform and observe all of the terms, covenants and conditions of this Lease. Landlord shall have fifteen (15) days from the day on which it receives Tenant's written request for consent and such required documentation to give notice to Tenant that either (i) Landlord consents to such Transfer, or (ii) Landlord withholds its consent to such Transfer, in which case Landlord shall set forth the reasons therefor.

Tenant shall pay to Landlord on demand, as additional rent, Landlord's out of pocket costs and expenses (including, without limitation, reasonable attorneys fees) reasonably incurred in reviewing any request for consent to Transfer contemplated by this Section, whether or not Landlord consents to the same, in an amount not to exceed $5,000.00 per request by Tenant.

    (d) If Tenant does Transfer with Landlord's consent, and if, except in the case of any Permitted Transfer, the consideration, rent, or other charges payable to Tenant under such Transfer (including payments received by Tenant for services such as glass washing rendered by Tenant to such transferee but only to the extent such payments exceed Tenant's actual costs for providing the same) exceed the rent and other charges to be paid hereunder and "Tenant's Transfer Expenses" (prorated based on floor area in the case of a subletting, license or other occupancy of less than the entire area of the Building), then Tenant shall pay to Landlord, as additional rent, one-half of the amount of such excess when and as received. "Tenant's Transfer Expenses" shall mean Tenant's reasonable payments to third parties in connection with such Transfer for brokerage, legal and fit-up costs, all amortized for these purposes over the term of the Transfer. For the purposes of calculating the amount of "excess rent" received from a transferee after Tenant has paid the Buydown Amount, such calculation shall be made as though Tenant had not paid the Buydown Amount and was then obligated to pay Annual Base Rent at the rates set forth in Section 1.1 of this Lease rather than the reduced rates set forth in Section 4.1.2 above (that is, in such a case there will be no "excess rent" if the rent received by Tenant from such transferee is less than the Annual Base Rent which would be payable by Tenant if the Buydown Amount had not been paid).

    (e) If Landlord consents to a Transfer, prior to such transferee taking occupancy of any portion of the Premises Tenant shall deliver to Landlord an original of the fully-executed instrument of Transfer.

    (f) Tenant shall not be entitled to make any Transfer, or to request Landlord's consent to any proposed Transfer, during the continuance of a default hereunder by Tenant of which Landlord has given notice to Tenant (where notice is required by this Lease) prior to Tenant's request for Landlord's consent.

    (h) In all events, notwithstanding any Transfer and whether or not the same is a Permitted Transfer or consented to by Landlord, Tenant's (and any guarantors) liability to Landlord shall remain direct and primary. Any transferee of all or substantially all of Tenant's interest in the Premises, whether by assignment, sublease, license or otherwise, including any transferee of a Permitted Transfer, shall be deemed to have agreed directly with Landlord to be jointly and severally liable with Tenant for the performance of those of Tenant's covenants which relate to the portion of the Premises subject to such Transfer and pro rata for all of Tenant's other monetary obligations under this Lease; and such transferee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be subject to the default provisions of this Lease). At any time after the occurrence of an Event of Default, Landlord may collect rent and other charges from any transferee (and upon notice any transferee shall pay such directly to Landlord) and apply the amount collected to the rent and other charges herein reserved. No consent to Transfer or collection of rent by Landlord directly from the transferee or failure so to collect such rent shall be deemed a waiver of the provisions of this Section, or an acceptance of such transferee as a tenant hereunder, or as a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant (or any transferee including any transferee of a Permitted Transfer) from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or any further Transfer; nor shall Landlord's consent alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. In no event shall any transferee, including any Permitted Transfer, whether or not consented to, further Transfer all or any part of its interest in the Premises without the prior written consent of Landlord in each instance which, notwithstanding anything to the contrary in this Lease contained, may be withheld by Landlord in its sole and absolute discretion. In addition, if any transferee requests Landlord's consent to a further Transfer of all or any part of its interest in the Premises, such transferee shall pay to Landlord the reimbursement described in the last sentence of paragraph (c) of this Section without regard to the $5,000.00 limit stated therein.

    5.1.14 Rules and Regulations. Tenant shall comply with all reasonable rules and regulations from time to time adopted by Landlord for the care and use of the Premises.

    5.1.15 Cessation of Occupancy. If at any time during the Term Tenant (or the transferee under a Permitted Transfer) and all subtenants, if any, cease to conduct their business in the Building Tenant shall promptly so notify Landlord. If the Building remains vacant for at least one (1) year, Landlord shall have the right, in its sole discretion, to terminate this Lease upon thirty (30) days' written notice to Tenant. Such a termination by Landlord shall not be deemed a termination pursuant to Section 7.1 below, but rather shall have the same effect as a termination pursuant to Section 6.3 below.

    5.2 Landlord's Covenants of Quiet Enjoyment. Upon performing all covenants of this Lease, Tenant may peaceably and quietly enjoy the Premises during the Term without disturbance by anyone, subject always to the terms of this Lease, provisions of law, the Permitted Exceptions, matters to which this Lease may become subordinate pursuant to
Section 9.1 below, and such other matters as may hereafter be created with Tenant's consent as provided in Section 2.1 above. Except as otherwise expressly provided herein, this covenant of quiet enjoyment is in lieu of any other covenant express or implied.

    5.3 Interruptions. Landlord shall not be liable to Tenant in damages or by reduction of rent or otherwise by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents, employees or independent contractors entering the Premises in a reasonable manner for any of the purposes authorized in this Lease. In case Landlord is prevented or delayed from performing any covenant or duty to be performed on Landlord's part by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes constructive eviction from the Premises.

                                  ARTICLE VI

                         Insurance; Casualty: Taking

6.1 Insurance

    6.1.1 Casualty Insurance. Tenant shall maintain throughout the Term ill-risk property insurance covering the Premises (including all Base Building Work, Tenant's Work and Alterations) against fire and such other hazards, casualties and contingencies (including boiler and machinery, flood and earthquake coverage) as are from time to time customarily covered by all-risk policies for similar buildings used for similar purposes as Tenant is then making of the Building (including rent continuation coverage of no less than one year's Annual Base Rent). The limits of insurance shall be equal to the sum of (a) one year's Annual Base Rent and (b) an amount not less than stipulated from time to time by Landlord's mortgagees. Amounts specified in clause (b) of the preceding sentence shall never be less than 100% of the actual replacement cost determined from time to time but no less frequently than annually by an appraisal performed either by the insurance company which will be issuing the property insurance policy for the coming year or, if such company cannot perform such an appraisal, by an independent appraiser retained and paid by Tenant, or by an automatic indexing endorsement approved annually by Landlord and Tenant). Such insurance will cover the Building and all Improvements on the Premises, excluding foundations, and be subject only to such deductibles as are from time to time reasonably approved by Landlord based on the then current practice for similar buildings used for similar purposes as Tenant is then making of the Building (Tenant agreeing to pay to Landlord, upon demand as additional rent, the amount of any such deductible following any casualty loss). All such policies shall be written with insurers of recognized responsibility, qualified to do business in Massachusetts and reasonably acceptable to Landlord, shall name Landlord and Tenant as insureds, shall name Landlord as loss payee, shall name any mortgagees from time to time designated by Landlord as insured mortgagees (and any additional persons designated by Landlord as additional insureds), and shall provide (and the insurer issuing such policy upon request shall certify to Landlord and any such persons and mortgages) substantially that
(i) loss payments will be payable solely to Landlord (and such persons and mortgagees); (ii) the interest of Landlord (and any such persons and mortgagees) shall be insured regardless of any breach or violation by Tenant and/or Landlord of any warranties, declarations or conditions in such policy, or of any act or neglect by Tenant or Landlord, or of any occupation of the Premises for purposes more hazardous than permitted under the policy, or of any change or transfer of ownership of the property or this leasehold or interest in either; (iii) if any such insurance policy is subject to cancellation or is endorsed (with respect to the Premises) or sought to be endorsed to effect a change in coverage for any reason whatsoever, such insurer will promptly notify Landlord (and any such person and mortgagees) and such cancellation or change shall not be effective as to them for thirty
(30) days after receipt by them of such notice; and (iv) Landlord (or any such person or mortgagee) may, but shall not be obligated to, make premium payments to prevent such cancellation for nonpayment of premiums, and that such payments shall be accepted by the insurer, Tenant shall furnish to Landlord (and any such persons and mortgagees) duplicate executed copies of each then existing policy prior to the Commencement Date, and certificates of insurance evidencing the renewal thereof not less than fifteen (15) days prior to the expiration of the original policy or the preceding renewal policy (as the case may be), together with receipts or other evidence that the premiums thereon have been paid, to be followed by receipt of certified copies of the renewal policies.

    6.1.2 Commercial General Liability Insurance. Tenant shall maintain throughout the Term (and such further time as Tenant or any person claiming through it occupies any part of the Premises) comprehensive public liability insurance against all claims for injury to persons or property in connection with the Premises naming Landlord and Landlord's Agent (and if requested, Landlord's mortgagees and other persons designated from time to time by Landlord as having some relationship to the Premises) as additional insureds, in an amount which shall be equal to the amount set forth in Section 1.1.
such insurance shall provide that it will not be subject to cancellation, termination or change except after at least 30 days' prior written notice to Landlord (and Landlords mortgagees and other additional insureds). A certified copy of such policy shall be deposited with Landlord prior to the Commencement Date, and a renewal certificate shall be so deposited not less than 15 days prior to their normal expiration, to be followed by receipt of certified copies of the renewal policy.

    6.1.3 Insurance by Landlord. Tenant fails to perform any covenant in
Section 6.1.1 or Section 6.1.2, then without limiting any of Landlord's other rights and notwithstanding any other provision of this Lease concerning notice and cure of defaults, Landlord may obtain such insurance, and Tenant shall pay the cost thereof and Landlord's related expenses upon demand as additional rent.

    6.2 Intentionally Deleted.

    6.3 Damage or Destruction of Premises.

    (a) If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall promptly notify Landlord thereof.

    (b) Unless Landlord otherwise notifies Tenant in writing within thirty (30) days after the occurrence of such casualty:

         (i) Tenant shall be solely responsible for repairing and restoring the Premises (including, without limitation, all Base Building Work, Tenant's Work, and Alterations) to substantially the condition in which the same existed immediately prior to the casualty (subject to then-applicable Legal Requirements) and shall commence that work as soon as practicable and continue the same diligently to completion;

         (ii) Tenant shall be responsible for obtaining all licenses, permits and governmental consents necessary in connection with such repair and restoration and, at Tenant's sole cost and expense, for maintaining the same in full force and effect until construction is finally completed and complying with the terms and condition thereof. Tenant shall perform such work in a good and workmanlike manner in accordance with the standards usual and customary for buildings of a similar nature, and in compliance with all Legal Requirements. All materials used shall be new and of first-class quality and shall be equal to or better than the materials originally used in the construction of the Premises;

         (iii) The provisions of Sections 1, 3, 4, 5, 7, and 13 of the Work Letter shall apply to the performance of such work by Tenant;

         (iv) Tenant shall perform such repair and restoration without regard to the amount of insurance proceeds available therefor. Prior to the commencement of any work, Tenant shall deposit with Landlord the full amount of any deductible under each applicable insurance policy. If at any time either prior to the commencement of such work by Tenant or during the performance thereof, Landlord reasonably determines that the amount of insurance proceeds available will be insufficient to complete such repair and restoration, Landlord shall so notify Tenant and Tenant shall deposit with Landlord the sum so requested prior to the disbursement (or further disbursement, as the case may be) by Landlord of any insurance proceeds.

         (v) Unless Landlord is required to turn over the insurance proceeds to its mortgagee for disbursement, Landlord shall make progress payments to Tenant for reimbursement of the cost of repairing and restoring the Promises in accordance with the procedures set forth in Section 9 of the Work Letter.

    (c) If Landlord gives written notice to Tenant within thirty (30) days after the occurrence of the casualty that Landlord desires to repair and restore the Premises, then:

         (i) Landlord shall be solely responsible for repairing and restoring the Premises including without limitation, all Base Building Work, Tenant's Work, and Alterations) to substantially the condition in which the same existed immediately prior to the casualty (subject to then-applicable Legal Requirements) and shall commence that work as soon as practicable and continue the same diligently to completion;

         (ii) Landlord shall be responsible for obtaining all licenses, permits and governmental consents necessary in connection with such repair and restoration and, at Landlord's sole cost and expense, for maintaining the same in full force and effect until construction is finally completed and complying with the terms and conditions thereof. Landlord shall perform such, work in a good and workmanlike manner in accordance with the standards usual and customary for buildings of a similar nature, and in compliance with all Legal Requirements. All materials used shall be new and of first-class quality and shall be equal to or better than the materials originally used in the construction of the Premises; and

         (iii) Landlord's obligation under this Section shall in no event require Landlord to expend more insurance proceeds actually received by costs and expenses incurred by Landlord proceeds). Prior to the commencement than the amount of Landlord (net of the in obtaining such of any work, Tenant shall deposit with Landlord the full amount of any deductible under each applicable insurance policy. If at any time either prior to the commencement of such work by Landlord or during the performance thereof, Landlord reasonably determines that the amount of insurance proceeds available will be insufficient to complete such repair and restoration, Landlord shall so notify Tenant and Tenant shall deposit with Landlord the sum so requested prior to the disbursement (or further disbursement, as the case may be) by Landlord of any insurance proceeds.

    (d) Regardless of whether or not Landlord elects to repair or restore the Premises, Tenant shall be solely responsible for repairing and replacing at its expense all of its furniture, furnishings, removable equipment and personal property required for the normal use of the Premises in Tenant's business operations.

    (e) Tenant shall be entitled to a just abatement of Annual Base Rent during the period of impaired use of the Premises, in no event, however, exceeding 12 months, but only if, as and to the extent that full payment is made to Landlord on account thereof under any rent continuation insurance.

    (f) If Landlord reasonably determines reconstruction of the Premises will take more than from the date of the casualty, Landlord shall so either party shall have the right to terminate this written notice to the other party within thirty giving of Landlord's notice, in which event terminate on the date which is thirty (30) days notice is given. In the event that this lease pursuant to this paragraph (f), then rent shall extent the Premises are unusable for after the date of such damage to the date of this Lease, and no further rent shall accrue the date of such termination.

    (g) Notwithstanding the provisions of the preceding paragraph (f), if any casualty occurs to the Premises during the last Lease Year of the Term and its repair will reasonably cost more than $200,000, then in any such case, this Lease and the Term thereof may be terminated at the election of Landlord or Tenant by a notice in writing of its election so to terminate given to the other party within two (2) months following adjustment of such casualty loss with the insurer, the effective termination date being not less than thirty (30) nor more than sixty (60) days thereafter.

    (h) If any mortgagee refuses without fault of Tenant or any persons acting under Tenant to permit insurance proceeds to be applied to replacement of the Premises, and, subject always to Section 8.3, neither Landlord nor such mortgagee has commenced such replacement within two (2) months following adjustment of such casualty loss with the insurer, then Tenant may, until any such replacement commences, terminate this Lease by giving at least thirty (30) days prior written notice thereof to Landlord.

    (i) Except as expressly provided In this Section 6.3, Tenant's obligation to pay all rent and to perform and observe all other covenants and conditions of this Lease shall not be affected by any damage or casualty, and the Term of this Lease and rent hereunder shall continue nonetheless.

    (j) In the event this Lease is terminated pursuant to this Section 6.3 after Tenant has paid the Buydown Amount, Landlord agrees to pay to Tenant promptly after the effective date of such termination an amount equal to the product of (i) the Buydown Amount and (ii) a fraction, the numerator of which is the number of whole months remaining in the Initial Term after the effective date of such termination, and the denominator of which is 120, but Landlord shall be entitled to deduct therefrom the unamortized principal amount of the Additional Base Building Work Allowance.

    6.4 Eminent Domain. In the event that (i) all or any substantial part of the Building (meaning more than 33% of the rentable floor area), or (ii) more than 30% of the parking spaces in the parking area, is taken (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three (3) months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated at Tenant's election thirty (30) days after such notice, and rent shall be apportioned as of the date of termination. If this Lease is not terminated as aforesaid, the Premises (or what remain thereof) shall be restored in the manner provided in Section 6.3 above with respect to damage by casualty. In the event some portion of the floor area of the Building is taken (other than for temporary use) and this Lease is not terminated, Annual Base Rent shall be proportionally abated for the remainder of the Term. In the event that more than thirty (30%) percent of the parking spaces in the parking area are taken and this Lease is not terminated, then if there is not sufficient paved area remaining to relocate such spaces on the Premises such that Tenant is required to lease substitute parking spaces for its employees and invitees in order to continue its business operations at the Premises, Landlord shall reimburse Tenant on a monthly basis for the actual out-of-pocket amounts reasonably paid by Tenant to lease such spaces at a location and in an amount mutually agreeable to Landlord and Tenant. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

    So long as no Event of Default has occurred, any specific damages which are expressly awarded to Tenant on account of its relocation expenses, and specifically so designated by the awarding authority, shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages due Landlord that may be recovered in any proceeding or otherwise.

    In the event this Lease is terminated pursuant to this Section 6.4 after Tenant has paid the Buydown Amount, Landlord agrees to pay to Tenant promptly after the effective date of such termination an amount equal to the product of
(i) the Buydown Amount and (ii) a fraction, the numerator of which is the number of whole months remaining in the Initial Term after the effective date of such termination, and the denominator of which is 120, but Landlord shall be entitled to deduct therefrom, the unamortized principal amount of the Additional Base Building Work Allowance.

                                 ARTICLE VII

                                   Default

    7.1 Events of Default. Any of the following shall constitute an "Event of Default" hereunder: if Tenant fails to pay Annual Base Rent, additional rent or any other sum when due hereunder or under the terms of any other agreement hereafter made with Landlord and such default continues for five days after written notice (but if Landlord has previously given Tenant default notices for failure to pay money when due two times within the preceding twelve months, then no further notice need be given and the failure of Tenant to pay to Landlord any sum within five days of when due shall constitute an "Event of Default" hereunder without the necessity of any further notice); or if Tenant (or any transferee of Tenant) makes any Transfer of the Premises in violation of this Lease; or if any insurance premium required to be paid by Tenant is not paid when due; or if a petition is filed by Tenant (or any transferee or guarantor) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy law or if any similar petition is filed against Tenant (or any transferee or guarantor) and such petition is not dismissed within 60 days thereafter; or if Tenant fails to perform any other non-monetary covenant or condition hereunder and such default continues longer than any period expressly provided for the correction thereof (and if no period is expressly provided then for thirty (30) days after notice is given, provided, however, that such 30-day period shall be extended for the period reasonably required to cure such default provided that Tenant commences such cure within such 30-day period and thereafter diligently and continuously prosecutes such cure to completion. Upon the occurrence of an Event of Default, or at any time thereafter, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or at any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord's former estate. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for damages, arrears of rent or prior beach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any).

    If this Lease is terminated for an Event of Default, Tenant covenants, as an additional cumulative obligation incurred now but arising after such termination, to pay all of Landlord's reasonable costs, including attorneys fees and litigation expenses, related thereto and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements and improvements, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like ("Reletting Expenses"). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms which may be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its sole discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its sole discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant's liability. Any obligation to relet imposed by law will be subject to Landlord's reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. Landlord's Reletting Expenses together with all other sums provided for whether incurred prior to or after such termination will be due upon demand.

    If this Lease is terminated for default, then unless and until Landlord elects lump sum liquidated damages described in the next paragraph below, Tenant covenants, as an additional cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated. In calculating such amounts Tenant will be credited with the net proceeds (after deducting all Reletting Expenses) of any rent then actually received by Landlord from a reletting of the Premises after deducting all sums to be paid by Tenant and not then paid.

    If this Lease is terminated for default, then Tenant covenants, as an additional cumulative obligation after any such termination, to pay forthwith to Landlord at Landlord's election made by written notice at any time after termination, as liquidated damages a single lump sum payment equal to the sum of
(i) all sums to be paid by Tenant and not then paid at the time of such election, plus (ii) the excess of all of the rent reserved for the residue of the Term (with additional rent payable under Section 4.3 deemed to increase five (5%) percent in each year on a compounding basis) over all of the net proceeds of rent which Tenant shows by reasonable evidence will be received on account of reletting the Premises during such period, which rent will be reduced by reasonable projections of vacancies and by Landlord's Reletting Expenses to the extent not then paid by Tenant. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

    If any payment of Annual Base Rent, additional rent, or other payment due to Landlord is not paid when due, then Landlord may at its option, in addition to all other remedies hereunder, impose an administrative late charge on Tenant equal to three (3%) percent of the amount in question, which late charge will be due upon demand as additional rent. Without limiting any of its other rights or remedies, any sum due hereunder shall, in addition, bear interest from the date due at a rate equal to one (1%) percent for each month (or ratable portion thereof) the same remains unpaid; provided that interest shall never exceed the maximum rate permitted under applicable law.

    The Tenant's Work Allowance, Additonal Base Building Work Allowance and the like (collectively "Tenant Inducements") have been agreed to by Landlord as inducements Or Tenant to enter into and faithfully to perform all of its obligations contained in this Lease. For all purposes under this Lease, upon the occurrence of an Event of Default, Landlord shall have no further obligation to pay any Tenant Inducements. If this Lease is terminated by reason of an Event of Default by Tenant hereunder, the aggregate amounts (or value) of Tenant Inducements paid or incurred by Landlord as of the effective date of such termination shall be deemed to be additional rent immediately then due and payable by Tenant. Calculations of amounts due hereunder, damages and the like shall for all purposes be determined accordingly. The foregoing shall occur automatically without the requirement of any further notice or action by Landlord not specifically required by Section 7.1. whether or not this Lease is then or thereafter terminated on account of the event in question, and whether or not Tenant thereafter corrects or cures any such event.

    Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    7.2 Remedies Cumulative; Jury Waiver. The specific remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord are cumulative, and any two or more may be exercised at the same time. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time; and Tenant agrees in any such proceeding that the fair value for occupancy of all or any part of the Premises at all times shall never be less than the Annual Base Rent and all additional rent payable from time to time. In the event that Tenant shall file for protection under any chapter of the Bankruptcy Code now or hereafter in effect, or a trustee-in-bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, assume or reject this lease within sixty (60) days thereafter. Landlord and Tenant waive trial by jury in any action to which they are parties.

    7.3 Waivers of Default; Accord and Satisfaction. No consent by Landlord or Tenant to any act or omission which otherwise would be a breach of covenant shall be construed to permit other similar acts or omissions. Neither party's failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of rent with knowledge of any breach of covenant, shall be deemed a consent to or Waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefitting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Annual Base Rent, additional rent or any other sum due shall be deemed to be other than on account of the earliest installment of such rent or other sum due. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord nay accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other right or remedy. The delivery of keys (or any similar act) to Landlord shall not operate as a termination of the Term or an acceptance, or surrender of the Premises. The acceptance by Landlord of any rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice.

    7.4 Landlord's Curing and Enforcement. If Tenant fails to perform any covenant within any applicable cure period, then Landlord at its option may (without waiving any right or remedy for Tenant's non-performance) at any time thereafter perform the covenant for the account of Tenant. Tenant shall reimburse Landlord's reasonable costs (including attorneys' fees and litigation expenses) of enforcing Tenant's obligations under this Lease on demand as additional rent. Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or possible injury to persons or loss to Landlord, or to protect Landlord's interest in the Premises.

                                 ARTICLE VIII

                           Miscellaneous Provisions

    8.1 Notice. All notices, consents, approvals and the like shall be in writing and shall be delivered in hand, by any courier service providing receipts, or mailed by certified mail addressed, if to Tenant, at the Notice Address of Tenant or such other address within the United States as Tenant shall have last designated by notice to Landlord and, if to Landlord, at the Notice Address of Landlord or such other address within the United States as Landlord shall have last designated by notice to Tenant, with a copy sent in like manner to Landlord's Agent as designated from time to time. If requested, Tenant shall deliver copies of all notices in like manner to Landlord's mortgagees and other persons having a relationship to the Premises at such address within the United States as designated from time to time by Landlord or such mortgagee. Any notice so addressed shall be deemed duly given on the second business day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, or upon the earlier actual receipt by any person reasonably appearing to be an agent or employee working in the offices of the addressee.

    8.2 Limitation of Landlord's Liability. Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Premises. Tenant (and each person acting under Tenant) agrees to look solely to Landlord's interest from time to time in the Premises, for satisfaction of any claim against Landlord. No trustee, beneficiary, partner, manager, agent or employee of Landlord (or of any mortgagee) shall ever be personally or individually liable; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in Premises. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Premises. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

    8.3 Excusable Delay. If either party is delayed in performing (other than paying Annual Base Rent, additional rent or any other charge or any amount due from Landlord, which may never be delayed for any reason whatsoever) by causes beyond such party's reasonable control, including war, civil commotion, acts or regulations of government, moratoria and the like, weather, fire, casualty, theft, labor difficulties or the unavailability of labor, materials, equipment or utilities from customary sources upon customary terms, or by acts, neglects$ or delays of the other party (or persons acting under such other party), then such delay shall not be counted in determining the time during which such performance is to be completed.

    8.4 Applicable Law and Construction. This Lease may be executed in counterparts. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of the state where the Premises are located. If any provision shall to any extent, be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them. This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns. Where the phrases "persons acting under" Landlord or Tenan or "persons claiming through" Landlord or Tenant or similar phrases are used, the persons included shall be any assignee, subtenant or other transferee of Landlord or Tenant and all of their respective employees, servants, contractors, agents and invitees. The titles are for convenience only and shall not be considered a part of the Lease. Time is of the essence of this Lease and of each and all of its provisions. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) must be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. The enumeration of specified examples of a general provision shall not be construed as a limitation of the general provision. Unless a party's approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party's sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. All covenants of this Lease, except those clearly intended to end with the Term, shall survive the Term. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

    8.5 Estoppel Certificate. Within two (2) weeks of either party's written request, the other agrees to execute, acknowledge and deliver a statement in writing certifying whether this Lease is in full effect (or if there has been any amendnent whether the same is in full effect as amended and stating the amendment or amendments), the Commencement Date, the amount of and the dates to which the Annual Base Rent (and additional rent and all other charges) have been paid and, as of its best knowledge and belief, any other information concerning performance, construction, tenancy, security deposits, possession or other matters of reasonable interest to prospective lenders or purchasers. Both parties agree that any such statement may be relied upon by any person to whom the same is delivered. Tenant acknowledges that prompt execution and delivery of such statements, and of instruments referred to in Section 9.3, in connection with any proposed financings or sales, constitute essential requirements of Landlord's financings or sales; and any failure by Tenant to perform under this Section within the time provided will be am Event of Default for which the Lease may be terminated without further notice or cure period.

    8.6 Notice of Lease. Neither party shall record this Lease, but each party will, upon request of the other, execute a recordable notice of lease in form reasonably approved by Landlord, and upon termination of the Term for whatever reason a like notice of termination of lease.

    8.7 Landlord's Default. Landlord shall use due diligence in performing its covenants under this Lease. In no event shall Landlord be in default unless notice thereof has been given to Landlord and all mortgagees of which Tenant has notice and Landlord fails to perform within thirty (30) days (provided, however, that such 30-day period shall be reasonably extended if such performance begins within such period and thereafter is diligently pursued) and such mortgagee fails to perform within the time provided in section 9.1 below.

    8.8 Brokers. Each party warrants and represents to the other that it has not dealt with any broker in connection with this Lease or the Premises except for the Landlord's Broker and the Tenant's Broker listed in Section 1.1, whose commission will be paid by Landlord pursuant to a separate agreement; and each agrees to indemnify and save the other harmless in the manner elsewhere provided in this Lease from any breach of this warranty and representation, which will survive the termination of the Term.

    8.9 Vacancy at End of Term. If Tenant vacates more than 25,872 rentable square feet of the Building at any time within the last six months of the Term, Landlord may with Tenant's consent, which will not be unreasonably withheld or delayed, enter the vacated Premises (or such portions) and commence demolition work or construction of leasehold improvements for future tenants. The exercise of such right by Landlord will not affect Tenant's obligations to pay Annual Base Rent or; not affect Tenant's additional rent with respect to the Premises vacated (or such portions), which obligations shall continue without abatement until the end of the Term. If Tenant remains in occupancy of portions of the Premises and Landlord exercises its rights under this Section, then as a condition of giving its consent Tenant may require that Landlord pay for any reasonable additional security services required by Tenant.

    8.10 Tenant as Business Entity. Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) to the best knowledge of Tenant's chief financial officer, Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; and
(e) the execution, delivery and performance by Tenant of this Lease (i) are withing the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or, any of its property is bound, or (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease. Tenant agrees that breach of the foregoing warranty and representation shall at Landlord's election be a default under this Lease. This warranty and representation shall survive the termination of the Term.

    8.11 Security. Upon the execution of this Lease, Tenant shall deposit with Landlord either the Cash Security or the Letter of Credit in the form described in Section 1.1 and Appendix B attached, as security for the payment and performance by Tenant of all its obligations hereunder. Unless Tenant elects to deliver the Cash Security to Landlord, then during the Term Tenant will keep the Letter of Credit in full force and in compliance with the provisions of this Lease, including Appendix B. So long as no Event of Default has occurred, the Cash Security or Letter of Credit (as appropriate) may be reduced by $250,000 at the end of the First Lease Year; and so long as no Event of Default has thereafter occurred in any subsequent Lease Year, the Cash Security or Letter of Credit (as appropriate) may be reduced by an additional $300,000 at the and of each subsequent Lease Year; provided, however, that the Cash Security or Letter of Credit (as appropriate) will never be reduced below $284,098.00 during the Initial Term (except that if Tenant pays to Landlord the Buydown Amount then the minimum amount of the Cash Security or Letter of Credit (as appropriate) during the Initial Term shall be reduced to $114,992.00). If Tenant is in default under this Lease but the applicable cure period as specified in this Lease (if any) has not expired as of the end of a Lease Year, then provided that Tenant cures such default prior to the expiration of such applicable cure period (if any), Tenant shall be entitled to the appropriate reduction in amount of the Cash Security or Letter of Credit upon the completion of such cure.

    If no Event of Default has occurred during the Initial Term, then upon commencement of the First Extension Term the Cash Security or Letter of Credit (as appropriate) shall be adjusted as appropriate to equal one (1) month's Annual Base Rent payable during the First Extension Term, but if an Event of Default has occurred during the Initial Term, then the Cash Security or Letter of Credit shall be adjusted to equal two (2) month's Annual Base Rent payable during the First Extension Term. Similarly, if no Event of Default has occurred prior to the Second Extension Term, then upon commencement of the Second Extension Term the Cash Security or Letter of Credit (as appropriate) shall be adjusted as appropriate to equal one (1) month's Annual Base Rent payable during the Second Extension Term, but if an Event of Default has occurred prior to the Second Extension Term, then the Cash Security or Letter of Credit shall be adjusted to equal two (2) month's Annual Base Rent payable during the Second Extension Term.

    In the event that (i) any default of Tenant occurs hereunder and continues beyond the applicable cure period (if any), or (ii) Landlord transfers its ownership of the Premises to a third party and the bank(s) issuing the Letter of Credit does not consent to the transfer of any beneficial interest in the Letter of Credit to such third party or issue a replacement Letter of Credit in identical form to such third party, or (iii) any such Letter of Credit will expire by its terms in less than thirty (30) days and Tenant has failed to provide a successor Letter of Credit, then Landlord may draw on the Letter of Credit and the proceeds shall be held and applied as security under this Section
8.11. Said proceeds (or any Cash Security) may be commingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon.

    In the event that Landlord draws upon and applies any portion or all of the proceeds of the Letter of Credit, or applies all or any portion of the Cash Security, towards the cure of a default uncured by Tenant hereunder, Tenant shall restore the amount so expended by Landlord within ten (10) business days of the applicable draw of such amounts (or application of the Cash Security) so that at all times (subject the ten day grace period herein referenced) Landlord shall be entitled to draw down upon the full aggregate amount of the Letter of Credit (or hold the full Cash Security) from time to time required to be deposited with Landlord hereunder any failure of Tenant to deliver to Landlord the Cash Security or Letter of Credit as prescribed herein or to restore any amount drawn under the Letter of Credit or expended from the Cash Security within the time and manner specified shall constitute an Event of Default under the Lease and entitle Landlord to immediately draw down the Letter of Credit then in force or effect and Landlord shall retain such cash amounts (or the Cash Security, as appropriate) as security pursuant to the provisions of this Section.

    In the event of a transfer of Landlord's interest in the Premises, Landlord shall have the right and the obligation (where permitted by the institution which issued the Letter of Credit) to transfer the Cash Security or Letter of Credit (as appropriate) to the transferee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant shall look solely to the new landlord or the return of said security; the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the proceeds of the Letter of Credit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

    Within thirty (30) days after the expiration or sooner termination of the Term the remaining Cash Security or the original Letter of Credit (or the remaining proceeds thereof if previously drawn and not applied to cure a default by Tenant hereunder), to the extent not applied, shall be returns to the Tenant without interest.

    Tenant shall pay all costs associated with obtaining, replacing, supplementing, transferring, extending and maintaining the Letter of Credit in accordance with the requirements of this Lease other than Landlord's expenses incurred in reviewing the initial Letter of Credit or any Letter of Credit subsequently delivered to Landlord hereunder.

    No notice or cure periods provided elsewhere in this Lease, including without limitation those set forth in Section 7.1 above, shall apply to this section 8.11.

    8.12 Financial Information. Tenant shall provide to Landlord when requested by Landlord, but not more frequently than quarterly (unless an Event of Default has occurred hereunder, in which event Landlord may make such request not more frequently than monthly), current financial statements relating to its business in reasonable detail, including income and expense statements and balance sheets, certified by the chief financial officer to be true and complete and prepared in accordance with generally accepted accounting principles consistently applied. Tenant shall provide to Landlord, without the necessity of any request therefor, copies of
(i) all financial statements provided by Tenant from time to time to any of its investors, and (ii) all audited financial statements prepared for Tenant, in each case to be provided to landlord at the time that Tenant provides such information to such parties (or promptly after Tenant's receipt of such audited financial statements). Notwithstanding the foregoing, if at any time during the Term Tenant's stock becomes listed on a stock exchange or NASDAQ (or any successor entity), Tenant shall thereafter be required to provide to Landlord only such financial information as Tenant is required to provide to the United States Securities and Exchange Commission, and Tenant shall provide the same to Landlord promptly after filing it with the appropriate governmental agency.

                                  ARTICLE IX

                             Landlord's Financing

    9.1 Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Premises (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as "mortgage," and the holder or lessor thereof from time to time as a "mortgagee"), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof; provided however, that with respect to future liens of any mortgage hereafter granted the mortgagee executes and delivers to Tenant an agreement in which the mortgagee agrees that such mortgagee shall not disturb Tenant in its possession of the Premises upon Tenant's attornment to such mortgagee as Landlord and performance of its Lease covenants (both of which conditions Tenant now agrees that it will confirm with all future mortgagees). Tenant agrees that any mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgage (or the priority of its ground lease) to some or all provisions of this Lease.

    Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord's equity of redemption (or terminates in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord's Obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord's interest and then only as limited herein). No mortgagee shall be bound by any payment of rent more than one month in advance except the payment by Tenant to Landlord of the Buydown Amount. Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee provided that an address for such mortgagee has been designated such third party beneficiary; and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than 30 days (to be reasonably extended in the same manner Landlord's cure period is to be extended) following Landlord's cure period during which such mortgagee may, but need not, cure any non-performance by Landlord The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any such, third party beneficiary which may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises. Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within 15 days following the request therefor.

    9.2 Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but the assignee shall be responsible only for non-performance of Landlord's obligations which occur after it succeeds to and only while it holds Landlord's interest in the Premises.

    9.3 Other Instruments. The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Lease (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee, and further agrees that its failure to do so within ten days after written request shall be a default for which this Lease may be terminated as set forth in
Section 7.1. Without limitation, where Tenant in this Lease indemnities or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagees.

                                   ARTICLE X

                        Right of First Offer to Purchase

    10.1 Right of First Offer to Purchase. In consideration of the execution by Tenant of this Leaser Landlord hereby covenants and agrees that Landlord shall not during the Term of this Lease convey or transfer title to the Premises or make the Premises available for purchase by any third party nor solicit any offers for such a purchase without first offering the Premises to Tenant on the terms and conditions set forth in this Article X.

    Landlord shall give notice to Tenant (the "First Offer Notice") that Landlord desires to make the Premises available for purchase, which notice shall be accompanied by a statement of the principal business terms and conditions on which Landlord is willing to sell the Premises, including the cash purchase price which Landlord is willing to accept therefor (the "Cash Purchase Price").

    Tenant shall exercise its right of first offer, if at all, by giving written notice to Landlord that it accepts such offer and paying to Landlord the "good faith" depposit requested by Landlord in its notice to Tenant. If Tenant accepts landlord's offer to sell the Premises, such acceptance shall be conditioned upon the parties entering into a mutually-satisfactory purchase and sale agreement within thirty (30) days after or gives Tenant the First Offer Notice. If the parties are unable to execute such a purchase and sale agreement within such time, then Tenant's acceptance of Landlord's offer shall be automatically deemed to be rescinded, Landlord shall return the "good faith" deposit to Tenant, and Tenant shall be deemed to have declined to exercise its right of first offer. Tenant shall not have the right to exercise its right of first offer, and any attempted exercise shall be void, while any Event of Default on the part of Tenant exists under this Lease.

    If Tenant does not exercise its right of first offer in the manner and within the time provided in this section (or if Tenant by notice to Landlord earlier waives its right to purchase), Landlord shall be free at any time within one (1) year of the mailing of the First offer Notice to sell the Premises for a price whose cash component is not less than the Cash Purchase Price and on other terms and conditions no less favorable to Landlord than the terms and conditions set forth in the First Offer Notice. If Landlord does not so convey the Premises within such (1) year period, the Premises shall again be subject to this right of first offer.

    The right of first offer set forth herein shall not prevent the mortgaging of the Premises, but any mortgage shall be subject hereto, as shall title in the hands of a successor to the title to the Premises taking upon foreclosure, under a deed in lieu of foreclosure, or otherwise as a result of tie mortgage, throughout the Term of this Lease. The provisions of this Article X shall not apply to any transfer of title by operation, but the title of those taking thereby shall remain subject to %he provisions of this Article throughout the Term of this Lease.

    10.2 Default under Purchase and Sale Agreement by Tenant. If Tenant shall exercise the right of first offer herein granted and enter into a purchase and sale agreement with Landlord and thereafter fails to purchase the Premises, such failure shall entitle Landlord to retain all deposits made by Tenant under the purchase and sale agreement.

    10.3 General. The right of first offer set forth in this Article X shall terminate upon the expiration or earlier termination of the Term of this Lease unless Tenant shall have duly exercised such right of first of first offer prior to the expiration or termination of the Term, in which event this right of first offer shall continue in full force and effect on the terms of this Article X.

                                   ARTICLE XI

                              Landlord's Obligations

    11.1 Landlord's Maintenance. Landlord shall, at its sole cost and expense, maintain in good condition (subject to reasonable wear and tear), repair, replace, and keep in compliance with all building codes applicable to the use of the Premises for general office use all exterior walls, roof decks, floor slabs, foundations, and the "Devac" exterior window system, and shall refill cracks and holes which appear in the portions of the paved surface of the parking area or access drive located on the Land which were not repaved in connection with Tenant's initial occupancy of the Premises. Notwithstanding the provisions of the preceding sentence, Landlord shall not by required to repair or replace any of the foregoing which are damaged (a) by fire or other casualty or taking which Landlord is not otherwise required by the terms of this Lease to repair or restore, or (b) through the negligent acts or omissions or willful misconduct of Tenant, anyone claiming by, through or under Tenant, or any of the officers, employees, agents, servants, contractors or invitees of any of the foregoing to the extent to which the same is not covered by available insurance proceeds, or
(c) in the performance of any Base Building Work, Tenant's Work or any Alterations made by or on behalf of Tenant, in each of which cases Tenant shall be solely responsible for such repair or replacement. All of Landlord's obligations under this Section 11.1 shall be performed in accordance with standards befitting comparable quality suburban buildings in the Boston metropolitan area.

    11.2 Landlord's Indemnity. Landlord shall indemnify, save harmless and defend (with legal counsel selected by Landlord against whom Tenant makes no reasonable objection) Tenant and Tenant's officers, directors, agents employees, independent contractors and invitees from all liability, claim, demand, action, proceeding or assertion of liability, whether accrued, contingent or determinable, and any damage, cost or loss (including reasonable costs of litigation and legal counsel selected as set forth above) arising in whole or in part out of, or any manner related to, the presence of Hazardous Materials in, under or on the surface of the Land, the Premises or in the Building other than contamination resulting from Tenant's operations (whether commencement of the Term). Landlord indemnification includes, without limit at any time relating to the existing regional and groundwater as described in that certain before or after the edges that such matters arising contamination of soil report titled "Level I Environmental and Hazardous Materials Site Evaluation at 4 Maguire Road, Lexington, Massachusetts prepared for MONY Real Estate Investment Management" dated November 22, 1991, prepared by Kaselaan & D'Angelo Associates, Inc. Without limiting the foregoing obligation of Landlord, if applicable Legal Requirements require the investigation, response action, removal or remediation or other action with respect to Hazardous Materials which are present in, under or on the surface of the Land, the Premises or in the Building other than those for which Tenant is responsible as provided in
Section 5.1.10 of this Lease, Landlord shall, at its sole expense and (except with respect to asbestos-containing materials in or on the Building (with respect to which see section 5.1.4 above)) from funds other than the Tenant's Work Allowance, Base Building Work Allowance and the Additional Base Building Work Allowance, promptly undertake such investigation, response action, removal or remediation or other action and shall perform the same in accordance with all applicable Legal Requirements and, to the extent consistent with Legal Requirements, any accepted and relevant industry practices and otherwise in a manner so as to minimize interference with Tenant's business operations on the Premises to the maximum extent reasonably practicable. Without implying that other covenants do not survive, the covenants of this Section shall survive the Term.

                                  ARTICLE XII

                              Index of Defined Terms

                                                          Defined in
Term                                                       Section
----                                                      ----------
Additional Base Building Work Allowance.................  Appendix C
Annual Base Rent--Extension Terms.......................  1.1; 4.1.3
Annual Base Rent--Initial Term..........................  1.1; 4.1.1
Base Building Work......................................  Appendix C


                                   45


Base Building Work Allowance............................  Appendix C
Building................................................  1.1
Buydown Amount..........................................  4.1.2
Cash Purchase Price.....................................  10.1
Cash Security...........................................  1.1
Closing.................................................  10.2
Closing Date............................................  10.2
Commencement Date.......................................  1.1
Commercial General Insurance............................  1.1
Construction Authorizations.............................  Appendix C
Construction Documents..................................  Appendix C
Contracting Parties.....................................  Appendix C
Date of Lease Execution.................................  1.1
Event of Default........................................  7.1
Extension Terms.........................................  1.1; 2.5
Fair Market Rent........................................  4.1.3
Final Arbiter...........................................  4.1.3
First Offer Notice......................................  10.1
General Contractor......................................  Appendix C
Hazardous Materials.....................................  5.1.10
Hazardous Materials Activities..........................  5.1.10
Indemnitees.............................................  5.1.6
Initial Term............................................  1.1
Insurance Requirements..................................  5.1.4
Landlord................................................  1.1
Landlord's Agent........................................  4.2.3


                                   46


Landlord's Broker.......................................  1.1
Landlord's Construction Representative..................  Appendix C
Landlord's Taxes........................................  4.2.1
Lease Year..............................................  4.1.4
Legal Requirements......................................  5.1.4
Letter of Credit........................................  1.1; 8.11
Major Trade Contractors.................................  Appendix C
Mortgage................................................  9.1
Mortgagee...............................................  9.1
Notice Address of Landlord..............................  1.1
Notice Address of Tenant................................  1.1
Permitted Exceptions....................................  2.1
Permitted Transfers.....................................  5.1.13
Permitted Uses..........................................  1.1
Premises................................................  l.1; 2.1
Reletting Expenses......................................  7.1
Tenant..................................................  1.1
Tenant Inducements......................................  7.1
Tenant's Architect......................................  Appendix C
Tenant's Broker.........................................  l.1
Tenant's Construction Representative....................  Appendix C
Tenant's Transfer Expenses..............................  5.1.13
Tenant's Work...........................................  Appendix C
Tenant's Work Allowance.................................  Appendix C
Term....................................................  l.1; 2.3
Threshold Amount........................................  5.1.2.1

                                      47


Transfer................................................  5.1.13
Work Letter.............................................  Appendix C

                   THE NEXT PAGE (SIGNATURE PAGE) IS PAGE 50

    [BLANK PAGE]

    Executed under seal as of the date first written above.



TENANT:                             LANDLORD:

FOCAL, INC.                         THE MUTUAL OF NEW YORK LIFE INSURANCE
                                    COMPANY

By: /s/ David M.Clapper             By: /s/ [signature unreadable]
    -------------------                 --------------------------
    President & CEO                     Duly Authorized
                                        Vice President

By: /s/ W. Bradford Smith
    ---------------------
    Vice President-- Finance

                                   APPENDIX A

                                Property Description

    A certain parcel of land situate in Lexington, Middlesex County, Massachusetts, bounded and described as follows:

NORTHWESTERLY                    by land now or formerly of The Commonwealth
                                 of Massachusetts, about 838 feet;

NORTHEASTERLY                    by Parcel 15 on the plan hereinafter
                                 mentioned by three lines measuring together as shown on said plan 367.83 feet;

SOUTHEASTERLY                    by land now or formerly of John T. Hinchey et
                                 al, the line running through the middle of a ditch, and by Parcel 6 on said plan, about
                                 815 feet; and

SOUTHWESTERLY                    by the middle line of Kiln Brook (also known
                                 as Tar Kiln Brook or Shawsheen River) as shown on said plan.

    Said parcel is shown as lot 7 on said plan.

    All of said boundaries are determined by the Land Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 638, page 138, with certificate 101688, being Land Court Plan No. 22677B.

    There is appurtenant to Lot 7 a right of way over the way on said Commonwealth of Massachusetts land as set forth in a judgment to Declaration of Taking in a Decree issued by the District Court of U.S.A. (District of Massachusetts) Misc. Civil Case No. 6587, duly recorded with Middlesex South District Deeds on June 16, 1943 in Book 6686, Page 137, as amended by proceedings in said Court, insofar as in force and applicable.

                                  EXHIBIT A-1

                              PERMITTED EXCEPTIONS

1. Real estate taxes for the fiscal year commencing July 1, 1994, not yet due and payable.

2. The flow of natural water courses running through Lot 7 and shown on the plan in the description sheet annexed an Kiln Brook, also known as Tar Kiln Brook or Showsheen River and a Brook.

3. So much of Lot 7 is as included within the limits of the ditches, shown on said plan, is subject to such rights as may exist at the date of original decree (December 4, 1952) in Land Court Case No. 22677.

4. The following matters disclosed by Plan entitled "Plan of Land in Lexington, Mass (Middlesex county) for Horgan" dated January 19, 1984, revised May 14, 1984, December 10, 1986 and August 12, 1987, drawn by BBC-Bedford, ("Survey Plan") and Surveyor's Report dated August 12, 1987, and prepared by Roger M. Corbin, R.L.S., BSC-Bedford (formerly Joseph W. Moore Co.):

    a) Water service appears to cross land of Cataldo and Maloney at southeast corner of locus;

    b) Elevation of 117' described as the 100 year flood elevation, is noted on said Survey Plan;

    c) Title to so much of the premises lying southerly and westerly of "Record Location of Brook" as shown on said Survey Plan is not insured since the southwest border of the locus, as described in Schedule A, is the middle line of the record location, not the actual location, of Kiln Brook:

    d) Easement and electric service parallel with Maguire Road at northeast corner of locus appear to cross the appurtenant right of way recorded with said Deeds on June 16, 1943 in Book 6686, Page 137 which right of way crosses the land of the Commonwealth of Massachusetts.

5. Easement for establishment and use of a glide angle plane for the flight of aircraft more particularly described in Judgement entered in the United States District Court for the District of Massachusetts Civil Action No. 54-109-S, a copy of which is registered as Document No. 299076.

6. Sewer easement pursuant to Order by Town of Lexington for construction of sewer in Hartwell Avenue dated September 30, 1968, registered as Document No, 459868.

7. Water easement pursuant to order by Town of Lexington for construction of a water main in Hartwell Avenue dated November 13, 1968 registered as Document No. 461902.

8. Notice of Limited or Conditional Zoning Variance or Special Permit by Town Of Lexington Board of Appeals registered as Document No. 454887, affecting Lot 7 (the insured premises).

9. Order of Conditions by Commonwealth of Massachusetts Department of Natural Resources registered as Document NO. 456995, as affected by Certificate of Compliance registered as Document No. 655891 and relating to Lot 7 (the insured premises).

                                   APPENDIX B

                                 Letter of Credit

                                       [Form]

                               BANK OF BOSTON
                    THE FIRST NATIONAL BANK OF BOSTON
                            POST OFFICE BOX 1763
                       BOSTON, MASSACHUSETTS 02105 U.S.A.

  (400)

  akingClean Standby Undertaking -Irrevocable       DATE: March 24, 1994

  BENEFICIARY                                       (95)MAIL

  THE MUTUAL LIFE INSURANCE COMPANY                 Credit Number
  OF NEW YORK C/O MONY REAL ESTATE                  (330) (58I-023-CFSI-50058240
  INVESTMENT MANAGEMENT:                            Opener's Reference No
  ONE ATLANTIC STREET                               N/A
  STAMFORD, CT 06901

Gentlemen:

BY ORDER OF:            FOCAL INC.
                        ONE KENDALL SQUARE
                        BLDG 600
                        CAMBRIDGE, MA

BY ORDER OF FOCAL, INC., WE HEREBY OPEN IN YOUR FAVOR OUR IRREVOCABLE CREDIT NO. 50058240 FOR THE ACCOUNT OF MUTUAL OF NEW YORK FOR A SUM OR SUMS NOT EXCEEDING A TOTAL OF USD1,750,000.00 (ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 U.S. DOLLARS) AVAILABLE BY YOUR DRAFT(S) AT SIGHT ON THE FIRST NATIONAL BANK OF BOSTON, BOSTON, MA EFFECTIVE MARCH 29, 1994 AND EXPIRING AT BOSTON, MA ON SEPTEMBER 29, 1995.

DRAFTS MUST BE ACCOMPANIED BY:

YOUR SIGNED STATEMENT CERTIFYING EITHER:

"THE AMOUNT 0F OUR DRAFT DRAWN HEREUNDER REPRESENTS FUNDS DUE US AS A RESULT OF THE FAILURE OF FOCAL, INC. TO COMPLY WITH THE TERMS OF LEASE DATED BETWEEN FOCAL, INC. (THE LESSEE) AND THE MUTUAL LIFE INSURANCE ANY OF NEW YORK, C/O MONY REAL ESTATE INVESTMENT MANAGEMENT (THE LESSOR) (THE "LEASE")."

OR

"THE LETTER 0F CREDIT WILL EXPIRE BY ITS TERMS IN LESS THAN THIRTY (30) DAYS AND FOCAL, INC. HAS NOT PROVIDED A REPLACEMENT LETTER OF CREDIT AS REQUIRED BY
THE TERMS Or THE LEASE DATED       BETWEEN FOCAL, INC. (THE LESSOR) AND THE
MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, C/O MONY REAL ESTATE INVESTMENT MANAGEMENT (THE LESSOR) (THE "LEASE")."

Each draft must bear upon its face the clause "Drawn under Letter of Credit No. 50159240 dated MARCH 24, 1994 of The

First National Bank of Boston, Boston, MA".

(continued)

                               BANK OF BOSTON
                    THE FIRST NATIONAL BANK OF BOSTON
                            POST OFFICE BOX 1763
                       BOSTON, MASSACHUSETTS 02105 U.S.A.


Except so far as otherwise expressly stated herein, this letter of credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), international Chamber of Commerce Publication No. 500".

We hereby agree that drafts drawn under and in compliance with the terms of this letter of credit will be duly honored, presented to the above-mentioned drawee bank on or before SEPTEMBER 29, 1995.

(240)Kindly address all correspondence regarding this letter of credit to the attention of our Letter of Credit Operations, P.O. BOX 1763, BOSTON, MA 02105, attention William Carlson, mentioning our reference number as it appears above. Telephone inquiries can be made to William Carlson at (617) 434-5493.

                                       Very truly yours,


                                       ---------------------------------
(291)                                  AUTHORIZED OFFICIAL

                                  APPENDIX C

                                 Work Letter

    This Work Letter is incorporated by reference into the Lease dated April 1, 1994, by and between the Mutual Life Insurance Company of New York , as landlord, and Focal, Inc., as Tenant. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

1. Additional Definitions. Each of the following terms shall have the meaning stated immediately after it:

         Additional Base Building Work Allowance. An amount not to exceed $100,000 to be made available by Landlord to Tenant to complete the Base Building Work as described on Schedule 1 attached hereto.

         Base Building Work. That portion of the improvements alterations and additions to be made to Premises as part of the initial preparation thereof for Tenant's occupancy, including all demolition and other preparatory work, described on Schedule 1 attached hereto, including designing, supervising, managing and performing such work.

         Base Building Work Allowance. An amount not to exceed $750,000.00 to be made available by Landlord to Tenant towards the cost of performing the Base Building Work as described on Schedule 1 attached hereto.

         Construction Authorizations. Collectively, all permits, licenses and other consents and approvals required from any governmental authority for the construction of Base Building Work or Tenant's Work.

         Construction Documents. Complete and consistent construction drawings and specifications showing in reasonable detail all Base Building Work and Tenant's Work, which shall be prepared by Tenant's Architect pursuant to the process set forth in this Work Letter. The Construction Documents shall be prepared in compliance with all applicable Legal Requirements and stamped by registered Massachusetts professionals, and shall consist of all structural, architectural, mechanical, electrical and site layout plans and specifications which are required to perform Base Building Work and Tenant's Work or to obtain any Construction Authorization required therefor. The Construction Documents shall be fully coordinated with one another and with field conditions as they exist in the Premises, and shall show all work necessary to complete Base Building Work and Tenant's Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building.

         Contracting Parties. Collectively and all consulting architects or Tenant's Architect, engineers retained by Tenant's Architect, and the General Contractor and each of the Major Trade Contractors.

         General Contractor. A general contractor or construction manager selected by Tenant and approved in writing by Landlord, who will be engaged by Tenant to construct or to coordinate the construction of Base Building Work and Tenant's Work.

         Landlord's Construction Representative. John Moriarty Associates, subject to change by written notice given by Landlord to Tenant from time to time in the manner provided in the Lease.

         Landlord's Contribution. An amount not to exceed $4,367,410.00 representing the sum of (i) the Base Building Work Allowance, (ii) the Additional Base Building Work Allowance, and (iii) Tenant's Work Allowance.

         Major Trade Contractors. Collectively, all contractors hired by Tenant or the General Contractor to perform any portion of Base Building Work of Tenant's Work whose contract or bid price exceeds $50,000.00. Each of the Major Trade Contractors shall be approved in writing by Landlord before performing any work on the Premises, which approval will not be unreasonably withheld.

         Tenant's Architect. An architect experienced in the construction of tenant space improvements in buildings in the greater Boston area and approved in writing in advance by Landlord, such approval not to be unreasonably withheld, who shall be responsible for the preparation and stamping of the Construction Documents. Landlord approves the selection of Olson Lewis Architects, but reserves the right to approve all contracts executed or to be executed by Tenant wit such architect in connection with Base Building Work and Tenant's Work.

         Tenant's Construction Representative. Cambridge Lab Consultants, subject to change by written notice given by Tenant to Landlord from time to time in the manner provided in the Lease.

         Tenant's Work. All improvements, alterations and additions which Tenant wishes to make to the Premises as part of the initial preparation thereof for Tenant's occupancy, including all demolition and other preparatory work, as shown on the approved Construction Documents to be attached hereto as Appendix D. All Tenant's Work shall be consistent with Base Building Work and the Building systems as reconfigured by the Base Building Work, and shall be of a quality equal to or better than that set forth therein.

         Tenant's Work Allowance. The amount to be provided by Landlord to Tenant in reimbursement of costs and expenses incurred by Tenant in designing, supervising, managing and performing Tenant's Work, which amount shall not exceed $3,517,410.00.

2. Preparation of the Premises. Tenant shall (i) cause Tenant's Architect to design all Base Building Work and Tenant's Work, and (ii) cause the General Contractor to perform all Base Building Work and Tenant's Work. Landlord shall pay Landlord's Contribution towards the cost of Base Building Work and Tenant's Work. All costs of designing, supervising, managing, and performing Base Building Work or Tenant's Work in excess of Landlord's Contribution shall be the sole responsibility of Tenant.

3. Insurance and Bonds. Prior to the commencement of any design work on Base Building Work or Tenant's Work, Tenant shall provide to Landlord an original certificate of insurance, in customary form, for Tenant's Architect and each architect and engineer retained by Tenant's Architect in connection with the design and/or construction of Base Building Work or Tenant's Work, which certificate shall evidence a current "errors and omissions" insurance policy as in effect, in an amount reasonably acceptable to Landlord.

         Prior to the commencement of the construction of any Base Building Work or Tenant's Work, Tenant shall provide to Landlord an original certificate of insurance for (i) Tenant, and (ii) the General contractor (but if Tenant engages a construction manager rather than a general contractor, then such certificates of insurance shall be provided by such construction manager as well as by each of the Major Trade Contractors and all other contractors and subcontractors employed directly or indirectly by Tenant in connection with the construction of Base Building work or Tenant's Work), which certificates shall evidence current insurance coverages of the types and in the amounts set forth on Schedule 2 attached.

         Prior to the commencement of construction of any Base the Building Work or Tenant's Work, Tenant shall provide to Landlord an original performance and payment bond or statutory lien bond or such other protection as Landlord may reasonably require, in each case for the benefit of Landlord, for the General Contractor and each Major Trade Contractor, such bonds to be issued by a surety reasonably satisfactory to Landlord, in an amount not less than each such General Contractor's or Major Trade Contractor's respective contract price or bid price. Landlord may, at the request of Tenant and in its sole discretion, waive such requirement as to specific contractors.

4. Construction Documents. Tenant shall be solely responsible for the preparation and completion of all preliminary and final Construction Documents. Tenant shall retain Tenant's Architect (who may, in turn, retain such consulting architects and engineers as Tenant's Architect deems necessary) to prepare Construction Documents, provided that Landlord first approves Tenant's selection of Tenant's Architect and each such consulting architect or engineer and the form of contract between Tenant and Tenant's Architect.

         Tenant shall provide copies of the preliminary versions of Construction Documents to Landlord and to Landlord's Construction Representative as they become available to Tenant. Landlord and Landlord's Construction Representative shall review Construction Documents as they are submitted and shall perform such review as expeditiously as is reasonably possible. Landlord's Construction Representative shall provide to Tenant within ten (10) business days after receipt of any Construction Documents a list of corrections and modifications which Landlord requires to be made to the Construction Documents.

         Tenant shall revise the Construction Documents to incorporate the corrections and modifications requested by Landlord's Construction Representative and shall submit final Construction Documents to Landlord and to Landlord's Construction Representative for their approval. Landlord and Landlord's Construction Representative shall review the final Construction Documents as they are submitted and shall perform such review as expeditiously as is reasonably possible. Within five (5) business days after receipt by Landlord and Landlord's Construction Representative of a complete set of the final Construction Documents, Landlord's Construction Representative shall either (a) notify Tenant that Landlord and Landlord's Construction Representative have approved the final Construction Documents, or (b) provide to Tenant a list of corrections and modifications which Landlord's construction Representative requires to be made to the Construction Documents. In the event Landlord's Construction Representative returns the Construction Documents to Tenant for correction or modification, Tenant shall diligently correct the Construction Documents and re-submit them to Landlord and to Landlord's Construction Representative for approval pursuant to the preceding provisions of this paragraph.

         Submission of the Construction Documents to Landlord or to Landlord's Construction Representative for approval shall be deemed a warranty by Tenant and Tenant's Architect that all work described in the Construction Documents (i) complies with all applicable Legal Requirements, Insurance Requirements and design standards, (ii) is in all respects compatible with the electrical and mechanical components and systems of the Building which are not being replaced as part of Base Building Work or Tenant's Work, (iii) conforms to floor loading limits, and (iv) with respect to all materials, equipment and special designs, processes, or products, does not infringe on any patent or other proprietary rights of others.

         The review and/or approval by Landlord or Landlord's Construction Representative or Landlord's architect or engineers of any plans, sketches or Construction Documents submitted by Tenant shall not (i) constitute an opinion or representation by any approving party that the same are in compliance with all applicable Legal Requirements and Insurance Requirements, or as to the feasibility of constructing the work shown thereon, or (ii) impose on any approving party any responsibility for a design defect or coordination of any Construction Document with any other Construction Document, it being agreed that Tenant shall be solely responsible for the adequacy, accuracy, and completeness of the Construction Documents.

         Landlord shall not be obligated to make any payment out of Tenant's Work Allowance, the Base Building Work Allowance or the Additional Base Building Work Allowance for any work performed by any contractor or subcontractor employed directly or indirectly by Tenant until Landlord's Construction Representative has given its final written approval of the Construction Documents applicable to such work. Notwithstanding the foregoing, at any time after the approval by Landlord's Construction Representative of preliminary Construction Documents Tenant may, at its sole risk, cost and expense, direct any contractor or subcontractor to perform the work shown thereon. Tenant hereby acknowledges and agrees that if such work is commenced prior to the approval by Landlord's Construction Representative of final Construction Documents for such work: (i) Landlord's Construction Representative shall not be stopped from disapproving or requesting modifications to the Construction Documents or otherwise restricted in its review of the final Construction Documents by reason of the commencement of such work prior to the conclusion of such review, and (ii) if the final Construction Documents as approved by Landlord's construction Representative differ from the work as actually performed by Tenant's contractors or subcontractors, then Tenant shall, at its sole cost and expense, cause such contractors and subcontractors to remove and redo so much of such work as is necessary to bring it into compliance with the approved final Construction Documents. In no event shall such removal and reconstruction affect the Commencement Date.

5. General Contractor and Major Trade Contractors. Tenant shall obtain the prior reasonable written approval of Landlord as to the General Contractor and each of the Major Trade Contractors. Landlord hereby approves Sienna Construction Corporation as a General Contractor, subject to Landlord's review and approval of the form of contract to be executed by Tenant and said contractor. Tenant shall keep Landlord's Construction Representative reasonably informed of the status of bids and negotiations between Tenant and potential contractors. Prior to the execution of any contract with the General Contractor or any of the Major Trade Contractors, Tenant shall submit a copy of such contract to Landlord for its review and approval, which approval shall not be unreasonably withheld or delayed. Tenant shall provide to Landlord a copy of each executed contract promptly after it is executed.

6. Conditional Assignments of Contracts. Prior to the commencement of any Base Building Work or Tenant's Work, Tenant shall deliver to Landlord original executed counterparts of conditional assignments of Tenant's contracts with each of the Contracting Parties, together with original executed consents thereto by the respective Contracting Parties, in form and content reasonably acceptable to Landlord and its counsel. Such documents shall include, without limitation, provisions to the effect that:

         (a) Tenant's Architect and each such consulting architect and engineer agrees to permit Landlord to use the Construction Documents to construct all or any portions of Base Building Work or Tenant's Work without requiring additional compensation therefor,

         (b) Each of the Contracting Parties will perform their obligations under their respective contracts for
                Landlord, and

         (c) Landlord may terminate its obligation thereunder at any time by paying only for goods or services delivered or performed after Landlord's direction to such Contracting Party to perform work on Landlord's behalf.

7. Performance of the Work. Tenant shall be solely responsible for obtaining all construction Authorizations required for Base Building Work or Tenant's Work. Tenant shall apply for and maintain in full force and affect (or cause the General Contractor to apply for and so maintain) all Construction Authorizations required for the construction thereof, and upon completion of Tenant's Work shall obtain a certificate of occupancy for the Premises from the Appropriate governmental authority. Tenant shall deliver to Landlord a copy of all Construction Authorizations and certificates of occupancy promptly after receiving the same.

         Promptly after receiving all Construction Authorizations, Tenant shall cause the General Contractor to commence construction and diligently to proceed to completion thereof. All construction shall be performed in a good and workmanlike manner, using new materials and in compliance with the provisions of this Lease, the Construction Documents, the Construction Authorizations, all applicable Legal Requirements, and all applicable Insurance Requirements.

         Tenant shall not cause or permit any liens for such labor or materials to attach to the Premises and shall bond or discharge any such lien which may be filed or recorded within fifteen (15) days after Tenant receives actual notice of such filing or recording.

         Landlord's Construction Representative may inspect all work performed on the Premises at any reasonable time or times and shall promptly give notice to Tenant of any observed defects. Tenant shall correct such defective work to the reasonable satisfaction of Landlord's Construction Representative. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable attorneys fees, arising out of or resulting from the design or constriction of Base Building Work or Tenant's Work.

         The General Contractor, each of the Major Trade Contractors, and each subcontractor thereto shall, by entry onto the Premises, be deemed to have agreed to indemnify the Indemnitees in connection with any act or neglect by such person or entity (or those acting under such person or entity) to the same extent as Tenant has so agreed elsewhere in the Lease, the indemnities of Tenant and each such person or entity being joint and several.

         Tenant shall obtain from the General Contractor and/or the Major Trade Contractors a guaranty against construction


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

         defects in both Base Building Work and Tenant's Work for a period of not less than one (1) year.

8. Delays. No delay by Tenant, Tenant's Architect (or its consulting architects or engineers), the General Contractor, any of the Major Trade Contractors, or any other contractor or subcontractor or supplier shall delay or affect the Commencement Date.

         If Landlord fails to respond to Tenant concerning its review of the Construction Documents within the time period provided in Section 4 of this Work Letter, then the Commencement Date shall be delayed one day for each day which occurs between the end of such period and the day on which Landlord provides its response to Tenant.

         Notwithstanding the provisions of Section 8.3 of the Lease, the Commencement Date shall be delayed one day for each day on which the General Contractor and/or its subcontractors are prevented from performing their work on the Premises solely by reason of war, civil commotion, acts or regulations of government, moratoria and the like, weather, fire, or other casualty.

9. Payment. Landlord has agreed to pay certain of the costs incurred in designing and constructing Base Building Work and Tenant's Work. It is the intention, and agreement of the parties that (i) not more than $9.50 per rentable square foot of area be applied towards so-called "soft costs", including, without limitation, architectural and engineering services (including, without limitation, amounts to be paid pursuant to "design/build" trade contracts for architectural or engineering services), laboratory consultant services, design review and construction supervision by Landlord's Construction Representative, contingency, and all other fees (but no portion of Tenant's Work Allowance shall be applied towards Tenant's legal or accounting expenses), and that (ii) the balance of Tenant's Work Allowance be allocated solely to those portions of Tenant's Work which shall remain a part of the Premises after the expiration or earlier termination of this Lease.

         Landlord shall make all payments directly to Tenant's Architect, other approved consultants and managers, the General Contractor, and all trade contractors (whether major Trade Contractors or not) in the amounts set forth in the requisition as approved by Landlord.

         Tenant agrees to use its best efforts to obtain competitive market prices for all design and construction work to be performed on the Premises.


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

         Landlord shall make its payments on account of Base Building Work and Tenant's Work monthly upon the satisfaction of the following conditions:

         (a)  with respect to every requisition:

              (i) Landlord shall have given final approval to all of the Construction Documents applicable to any work for which payment is requested on such requisition;

              (ii) Landlord's Construction Representative has received and approved a written requisition from the General Contractor in the AIA form, duly certified by Tenant's Architect and the General Contractor;


              (iii) Landlord has received and approved an original executed lien waiver or acknowledgement of payment from the General Contractor and each contractor or subcontractor employed directly or indirectly by Tenant or the General Contractor on account of which payment is requested it such requisition; and

              (iv) such other conditions as Landlord may reasonably require from time to time in light of typical construction lending practice in the Boston area at such time.

         (b)  additional requirements with respect to the first requisition:

              (i) Tenant shall have delivered to Landlord: (a) copies, certified by an executive officer of Tenant, of Tenant's contract with each of the Contracting Parties;
                    (b) originals of all insurance certificates and bonds required by Paragraph 3 above; (c) original executed counterparts of each of the conditional assignments and consents thereto described in Paragraph 6 above; and (d) copies, certified by an executive officer of Tenant, of all Construction Authorizations required for the performance of Tenant's Work.

In addition to satisfaction of the foregoing requirements, Landlord shall not be required to make the final payment to the General Contractor or to any trade contractor until fifteen (15) days after Tenant delivers to Landlord (i) a copy of a final and permanent Certificate of occupancy issued by the Town of Lexington for the entire Premises, (ii) a copy of a Certificate of Substantial Completion (in the AIA form or other form reasonably acceptable to Landlord) for Base Building Work and Tenant's Work signed by Tenant's Architect,


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

         (iii) the final requisition signed by the General Contractor, and (iv) an original final lien waiver executed by the General Contractor and each contractor and subcontractor employed directly or indirectly by Tenant or the General Contractor.

         Landlord may at any time apply a portion of Landlord's Contribution to the discharge of any liens or other encumbrances upon the Land or the Building arising out of the performance of Base Building Work or Tenant's Work.

         In the event that at any time Landlord reasonably determines that the cost to complete Base Building Work and Tenant's Work exceeds the remaining Landlord's Contribution, Landlord shall so notify Tenant of the amount of such shortfall and Tenant shall deposit with Landlord, within five (5) business days of such notice, the full amount of such shortfall. If Tenant fails to deposit such amount with Landlord within such time, then (i) Landlord shall have no further obligation to make any payments on account of Base Building Work or Tenant's Work until such deposit is made, and (ii) Tenant shall indemnify and hold Landlord harmless from and against any and all claims, loss, costs, expenses, debts, damages or liabilities, including but not limited to reasonable attorney's fees, incurred by Landlord as a consequence of Tenant's failure to make such deposit with Landlord within such 5-business day period.

         In light of the impossibility of accurately allocating each payment from Landlord's Contribution to Base Building Work, on the one hand, and Tenant's Work, on the other, the parties hereby agree that if Landlord disburses less than the entire Landlord's Contribution on Base Building work and Tenant's Work, Landlord shall be deemed to have spent the entire Base Building Work Allowance and Tenant's Work Allowance prior to disbursing any portion of the Additional Base Building Work Allowance.

10. Unfinished Space. The parties acknowledge and agree that it is Tenant's present intention not to finish for its initial use a portion of the Building containing not more than 9,295 square feet of rentable area to be devoted to future office use, laboratory use, manufacturing use and storage use. Tenant agrees that in the portions of this area designated as future office space, Tenant will, as part of Tenant's Work, complete the installation of Building systems within the ceiling plenum and install the ceiling, and install floor covering. Tenant further agrees that with respect to the portions of this area designated as future laboratory, manufacturing or storage space, Tenant will, as part of Tenant's Work, bring the HVAC trunk line to the perimeter of this space (but Tenant need not install any HVAC distribution


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

         lines within the future manufacturing space as part of Tenant's Work).

11. Tenant's Access to the Premises. Tenant and Tenant's Architect, engineers the General Contractor, the Major Trade Contractors and all subcontractors and suppliers may, at Tenant's sole risk, enter upon the Premises prior to the Commencement Date for the limited purpose of constructing Base Building Work and Tenant's Work. Any such entry onto the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions if this Lease except the covenant to pay Annual Base Rent.

12. Landlord's and Tenant's Representatives. Landlord and Tenant have designated Landlord's Construction
         Representative and Tenant's Construction Representative, respectively, which persons shall be available during ordinary business hours to review the progress of the work and to respond to issues which arise during construction. Landlord's Construction Representative shall be permitted to attend all meetings relating to the design or construction of Base Building Work or Tenant's Work, whether on the Premises or elsewhere, and shall be given reasonable advance notice of all such meetings. Each party may rely on the other's representative with respect to all matters which pertain to this Work Letter, each party having authorized its representative to make decisions binding upon such party with respect to such matters.

13. General. A breach by Tenant of any provision of this work Letter shall constitute a default under the Lease, for which Landlord shall have all remedies therein provided.


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

                                      SCHEDULE 1
                             BASE BUILDING SPECIFICATIONS
                                  FOUR MAGUIRE ROAD
                                    LEXINGTON, MA

BASE BUILDING ITEM DESCRIPTION

  PARKING LOT AND ENTRY DRIVE:

    -    The entry area circle will be repaved with a new 1" wearing course.

    - The parking lot and access drive will be repaired, resealed and restriped. (Lessor will be responsible for maintenance of the parking lot surface).

    - Six (6) supplemental pole lighting elements will be installed in the parking areas.

    *    New concrete curbing will be installed at the entry drive.

    *    Extension of asphalt to loading area with curbing if needed.

    LANDSCAPING

    -    Relocation and re-utilization of plantings at front of building.

    - Additional planting around modified old main entry (approximately 25 new plants).

    - Additional plantings and creation of landscape bed at front entry sign on Maguire Road (approximately 15 new plants).

    - Removal of up to 2' caliper branches to a height of 8' from growth along Maguire Road and Hartwell Avenue.

    - Planting of approximately six (6) 8' white pines to provide screening at loading area,

    - Relocation of plantings at north end of parking lot to be evenly distributed.

    - Mulch will be provided and installed over all altered or garden type areas according to the plans and specifications provided by Focal Inc.

    *    New wall and yard hydrants.


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

    ENTRY AREA:

    - Replacement of existing sidewalks with concrete sidewalks incorporating ornamental brickwork. The existing sidewalk leading to the parking lot will be relocated/straightened.

    *    Handicap access ramps from turnaround area.

    -    Install entry awning element in a mutually acceptable location.

    - Two (2) 8' benches to create seating area, supplemented with two built-in planters,

    *    All improvements to meet updated and current ADA requirements.

    -    An allowance of thirty (30) new plantings provided for this area.

    -    Walkway lighting (approximately eight (8) fixtures) will be provided.

    - Construction of brick walls around current entry and creation of access door to utilize area for storage.

    EXTERIOR ENVELOPE:

    *    Repair masonry crack at brick parapet if needed.

         General masonry repairs if needed.

    *    Roof flashing for new HVAC equipment.

    *    Repairs to skylights and flashing.

    *    Installation of roof drainage scuppers if requited by code.

    DEMOLITION:

    *    Remove and dispose of the existing steel sunscreen.

    - Clean the exterior masonry and repaint or finish with an architectural element the remaining sunscreen connection points. The tenant will participate in the final design selection of these elements.


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

    - Removal of existing brickwork and second egress to accommodate new entry as outlined conceptually on plans.

    *    Remove and legally dispose of all out-buildings

    - Identify and remove all exterior conduits and utility piping. Relocate to interior chaseways any identified as in use or otherwise necessary.

    - Clean the exterior of the building, including inspection of all skylights.

    LOBBY GRADE:

    - The interior atrium area will be brought to the grade level of the lobby with concrete and infill.

    - All existing egress RTU supports will be reused and new framing for the elevator shaft if required will be installed and the areas will be re-roofed.

    WINDOW/MAIN ENTRANCE/LOBBY:

    - Store front at vestibule to be Kawneer 451-T system with two (2) glass doors.

    *    Allowance to update existing stairways to code.

    *    New stairway construction if required by code.

    LOADING AREA:

    *    Allowance for loading doors.

    *    Corridor leading from loading doors to elevator.

    *    One (1) gas fired ceiling hung heating unit.

    DEMOLITION:

    *    Removal of oak sunscreens from atrium.

    - Remove and legally dispose of benches, tables, planters, flooring and nonstructural masonry work around columns and the existing entry according to the plans and specifications provided by Focal Inc.


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

    ELEVATOR:

    *    Furnish and install one elevator.

    - Unit features a hydraulic 2000# capacity with baked enamel 3' x 7' sliding door and frame, suspended eggcrate ceiling with fluorescent lighting and rear handrail.

    CERAMIC TILE:

    - Provide and install 4' x 4' ceramic tile in the new toilet rooms and wet walls to six foot height

    PAINT:

    - Apply two (2) coats of latex paint to all common areas and lobby partitions and stain and seal all common interior doors.

    - Nail holes and other imperfections will be properly prepared prior to paining.

    PLUMBING:

    - New toilet rooms will have laminate countertops, mirrors, wall hung fixtures and floor mounted partitions.

    - One set of new men's and ladies' rooms to be provided on the first floor in a mutually acceptable location.

    - Existing bathrooms on the second floor will be brought to ADA compliance.

    - Existing Pressure reducing stations will be refurbished to satisfy Massachusetts Code requirements.

    *    Water cooler for each floor.

    FIRE PROTECTION:

    -    Install fire protection system in accordance with code requirements for a typical suburban office building.

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

    HEATING, VENTILATION AND AIR-CONDITIONING:

    *    $250,000.00 allowance for HVAC system.

    ELECTRICAL:

    *    $50,000.00 allowance for electrical system.

         With the exception of the electrical and H.V.A.C. allowance, any code requirements relating to the property including A.D.A., fire protection, plumbing, structural or Town of Lexington requirements will be considered part of the base building specifications.

    *    END OF SPECIFICATIONS OUTLINE                     *


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

                                      Schedule 2

                          Tenant Work Insurance Requirements

    1. Tenant shall purchase or shall cause each contractor or subcontractor retained directly or indirectly by Tenant to Purchase, in a company or companies against which the Landlord has no reasonable objection, such insurance as will protect him from claims set forth below which may arise out of or result from the contractor's operations on the Premises.

    .1 claims under workers' compensation, disability benefit and other similar employee benefit acts;

    .2 claims for damages because of bodily injury, occupational sickness or disease, or death of his employees;

    .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than his employees;

    .4 claims for damages insured by personal injury liability coverage which are sustained (1) by any person as a result of an offense directly or indirectly related to the employment of such person by the contractor or subcontractor, or (2) by any other person;

    .5 claims for damages, other than to the work being performed, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

    .6 claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle; and

    .7 claims for contractual liability (both oral and written) under this undertaking with Tenant.

    2. The insurance required by Section 1 of this Schedule shall include all major divisions of coverage, and shall be on a comprehensive general basis. Such insurance shall be written for not less than any limits of liability required by law or those set forth below, whichever is greater.

         .1   Worker's Compensation - as required by law.

         .2 Commercial General Liability Single Limit (Combined) with a limit of $1,000,000 Per Occurrence/$2,000,000 Annual Aggregate, including Bodily Injury, Personal Injury, Property Damage, Independent Contractors, Products and Completed operations and Broad Form Contractor Coverages.

         .3   Automobile Liability - Single Limit (Combined) Per Occurrence.


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

              Bodily Injury $1,000,000 Property Damage $1,000,000 per
              Occurrence

         .4   Independent Contractors - $1,000,000 Per Occurrence.

         .5 Products and Completed Operations - $1,000,000 Per Occurrence, covering liability for claims made within applicable statutes of limitations following issuance of final Certificate of Payment.

         .6   Broad Form Blanket Contractual Liability (both oral and written)
              - $1,000,000 Per occurrence.

         .7 Excess Liability Umbrella covering all above items $5,000,000 Per Occurrence for the General Contractor performing the Base Building/Tenant's Work; $2,000,000.00 per Occurrence for all others (whether performing Base Building/Tzenant Work, Alterations or other work).

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

                               NON-DISTURBANCE,

                      ATTORNMENT AND RECOGNITION AGREEMENT

           SAMUEL T. BYRNE, TRUSTEE OF FOUR MAGUIRE ROAD REALTY TRUST UNDER DECLARATION OF TRUST DATED AS OF SEPTEMBER 15, 1996
                               (Master Lessor)

     MAGUIRE ASSOCIATES LLC, A MASSACHUSETTS LIMITED LIABILITY COMPANY
                               (Master Lessee)

                                     and--
                                 FOCAL, INC.
                                   (Tenant)

     Dated:            As of September 20, 1996
     Location:         4 Maguire Road
                       Lexington, Massachusetts

     PREPARED BY AND UPON
     RECORDATION RETURN TO:

     BROWN, RUDNICK, FREED & GESMER
     ONE FINANCIAL CENTER
     BOSTON, MASSACHUSETTS 02111

     Attention:   Steven J. Mastrovick, Esquire
     File No.: 18494/9

Document Date: 9/23/96 12:11 PM
Document Number: 516788
SNDA -- Focal

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

         NON-DISTURBANCE, ATTORNMENT AND RECOGNITION AGREEMENT

    THIS SUBORDINATION, NON-DISTURBANCE, ATTORNMENT AND RECOGNITION AGREEMENT (the "Agreement") is made as of the 20th day of September, 1996 by and among SAMUEL T. BYRNE, TRUSTEE OF FOUR MAGUIRE ROAD REALTY TRUST UNDER DECLARATION OF TRUST DATED SEPTEMBER 15, 1996, with an address c/o Boston Capital Institutional Advisors, One Boston Place, 21st Floor, Boston, Massachusetts, 02108, ("Master Lessor"), MAGUIRE ASSOCIATES LLC, a Massachusetts limited liability company, with an address c/o The Athenaeum Group, 215 First Street Cambridge, Massachusetts 02134 ("Master Lessee") and FOCAL, INC., -a Massachusetts corporation, with an address of Four Maguire Road, Lexington, Massachusetts 02173 ("Tenant").

                                      RECITALS:

    A. Master Lessor is the present record title holder and Lessor under a certain "Master Lease and Purchase Option Agreement" by and between Master Lessor, as Lessor, and Master Lessee, as Lessee, dated as of September 15, 1996 ("Master Lease") with respect to the land and improvements known as Four Maguire Road in Lexington, Massachusetts (the "Property");

    B. Legal title to the Property is held by Master Lessor. Under the terms of the Master Lease, Master Lessor assigned and Master Lessee assumed and agreed to perform all of Master Lessor's obligations under a certain Lease dated April 1, 1994 between The Mutual Life Insurance Company of New York, as landlord, and Focal, Inc., as tenant with respect to the Property (the "Lease");

    C. Master Lessee desires that Tenant acknowledge and agree that, until Master Lessor notifies Tenant to the contrary, Master Lessee shall be responsible for all of Landlord's obligations wider the Lease mid have the rights and remedies of Lessor under the Lease during the term of the Master Lease.

    D. Tenant desires that Master Lessor acknowledge and agree that any termination of the Master Lease will not disturb Tenant's use and occupancy of the Property pursuant to the Lease;

    E. Master Lessor desires that upon any such termination of the Master Lease Tenant will acknowledge Master Lessor as landlord under the Lease and perform all tenant's obligations thereunder for the benefit of Master Lessor.

                                      AGREEMENT:

    For good and valuable consideration, Master Lessor, Master Lessee, and Tenant agree as follows:

    1. Recognition of Master Lessee as Holder of Landlord's Interest Under the Lease. Tenant acknowledges and agrees that Master Lessor has assigned all of its right, title and interest in and to the Lease to Master Lessee and Master Lessee has assumed and agreed to perform and be liable for all of the landlord's obligations thereunder as assignee of Master Lessor's interest in the Lease. Tenant acknowledges such assignment and assumption and agrees that Master Lessee shall have all of the rights and obligations of the landlord under the Lease and agrees to recognize Master Lessee as Landlord thereunder, and accordingly, Tenant shall pay all rent and other amounts due and payable under due Lease to Master Lessee and perform all of tenant obligations under the Lease for the benefit of Master Lessee, all with the same force and effect as if Master Lessee were the original landlord under the Lease.

    2. Waiver of Right of First Refusal. Tenant hereby agrees to waive and does hereby waive its right of first offer to purchase the Premises in connection with any exercise by Master Lessee of its right to purchase the Property as set forth in Section 14 of the Master Lease.

    3. Non-Disturbance. Master Lessor agrees that if any action or proceeding is commenced by Master Lessor for the termination or cancellation of the Master Lease or the eviction of Master Lessee from the Property, or the sale of the Property, or the transfer of Master Lessor's interest under the Master Lease, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not disturb Tenants possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Master Lessor of any of its other rights under the Master Lease shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant's part to be observed or performed.

    4. Recognition and Attornment. Master Lessor and Tenant agree that if
Master Lessor shall become the holder of landlord's interest under the Lease by reason of the termination or cancellation of the Master Lease or eviction of Master Lessee thereunder, or otherwise, the Lease shall continue in full force and effect as a direct lease between Master Lessor and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to recognize and attorn to Master Lessor and Master Lessor agrees to accept such attornment, provided, however, Master Lessor shall not be (a) obligated to complete any construction work required to be done by Master Lessee pursuant to the provisions of the Lease or to reimburse

Tenant for any construction work done by Tenant prior to the time Master Lessor succeeds to Master Lessee's interest thereunder, (b) liable (i) for Master Lessee's failure to perform, any of its obligations under the Lease which have accrued prior to the date on which Master Lessor shall become the owner of the Property, or (ii) for any act or omission of Master Lessee, whether prior to or after such termination of the Lease, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless Master Lessor shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance me completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Master Lessee may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Master Lessee prior to the date upon which Master Lessor shall succeed to Master Lessee's interest as Landlord under the Lease; (f) liable for the return of rental security deposits, if any; paid by Tenant to Master Lessee in accordance with the Lease unless such sums are actually received by Master Lessor, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior landlord unless (i) such sums are actually received by Master Lessor or (ii) such prepayment shall have been expressly approved of by Master Lessor, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time Master Lessor succeeded to Master Lessee's interest, (i) bound by any agreement amending, modifying or terminating me Lease made without Master Lessor's prior written consent prior to the time Master Lessor succeeded to Landlord's interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Master Lessor succeeded to Landlor's interest other than if pursuant to the provisions of the Lease.

    5. Notice to Tenant. After notice is given to Tenant by Master Lessor that Master Lessee is in default under me Master Lease and that the rentals under the Lease should be paid to Master Lessor pursuant to the terms of the Master Lease, Tenant shall thereafter pay to Master Lessor or as directed by the Master Lessor, all rentals and all other monies due or to become due to landlord under the Lease and Master Lessee hereby expressly authorizes Tenant to make such payments to Master Lessor and hereby releases and discharges Tenant from any liability to Master Lessee on account of any such payments; provided, however, that nothing herein shall limit Tenant's rights, if any under the Lease, to withhold payments of rentals to Master Lessee or Master Lessor in the event that Master Lessee or Master Lessor fails to comply with the terms and conditions of the Lease, except that in the case of Master Lessor, Master Lessor shall not have any liability for any defaults by landlord nor shall Tenant have any right of offset or abatement of rent as against Master Lessor on account thereof, prior to the time that Master Lessor succeeds to Master Lessee's interest under the Lease.

    6. Master Lessor's Consent. Tenant shall not, without obtaining the prior written consent of Master Lessor, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Master Lessor's prior consent, which consent shall not be unreasonably withheld, shall not be binding upon Master Lessor.

    7. Representations and Warranties. Tenant hereby represents and warrants to Master Lessor that as of the date hereof (a) Tenant is the owner and holder of the tenants interest under the Lease, (b) the Lease has not been modified or amended, (c) the Lease is in full force and effect and the term thereof commenced on September 1, 1994, pursuant to the provisions thereof, (d) the premises demised under the Lease have been completed and Tenant has taken possession of the same on a rent paying basis, (e) neither Tenant nor Landlord is in default under or in breach of any of the terms, covenants or provisions of the Lease and Tenant to the best of its knowledge knows of no event which but for the passage of time or the giving of notice or both would constitute an event of default or breach by Tenant or Landlord under the Lease, (f) neither Tenant nor Landlord has commenced any action or given or received any notice for the purpose of terminating the Lease, (g) all rents, additional rents or other sums due and payable under the Lease have been paid in full and no rents, additional rents or other sums payable under the Lease have been paid for more than one (1) month in advance of the due dates thereof, (h) there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under the Lease, (i) Tenant has no option or right of first refusal to purchase the premises demised under the Lease or any portion thereof or any right or option for additional space with respect to the premises demised other than as set forth in the Lease, (j) no action, whether voluntary or otherwise, is pending against Tenant under the bankruptcy, insolvency or similar laws of the United States or any state thereof, and (k) if applicable, Tenant has deposited all security deposits set forth in the Lease with Landlord.

    8. Master Lessor to Receive Notices. Tenant shall provide Master Lessor with copies of all written notices sent to Master Lessee pursuant to the Lease simultaneously with the transmission of such notices to Master Lessee and Master Lessor shall have the right, but not the obligation, to cure any such defaults of Landlord within such grace periods provided Master Lessee under the Lease. Tenant shall notify Master Lessor of any default by Master Lessee under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of be Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Master Lessor shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty
(60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default

    9. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:                     FOCAL, INC.
                                  Four Maguire Road
                                  Lexington, Massachusetts 02173
                                  Attention: W. Bradford Smith,
                                  Chief Financial Officer

If to Master Lessor:                   Samuel T. Byrne, Trustee of Four Maguire
                             Road Realty Trust
                             c/o Boston Capital Institutional  Advisors
                             One Boston Place, 21st Floor
                             Boston, Massachusetts 02108
                             Attention: Samuel T. Byrne, Trustee
                             Telephone No. (617) 624-8310
                             Facsimile No. (617) 624-8999

With a copy to:              Brown, Rudnick, Freed & Gesmer, P.C.
                             One Financial Center
                             Boston, MA 02109
                             Attention: Steven J. Mastrovich, Esq.
                             Telephone No. (617) 856-8513
                             Facsimile No. (617) 856-8201

If to Master Lessee:         Maguire Associates LLC
                             c/o The Athenaeum Group
                             215 First Street
                             Cambridge, Massachusetts 02134
                             Attention: Allan R. Jones
                             Telephone No. (617) 492-2155
                             Facsimile No. (617) 492-3729

With a copy to:              Richard Berkman, Esquire
                             Hale & Dorr
                             60 State Street
                             Boston, Massachusetts 02109
                             Telephone No.: (617) 526-6212
                             Facsimile No.: (617) 526-5000
or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 9, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in Boston, Massachusetts.

    Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

    10. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several; provided, however, that nothing contained herein shall be deemed to expand Tenant's liability under the Lease and Tenant's liability hereunder shall be the same as Tenant's liability thereunder. This Agreement shall be binding upon and inure to the benefit of Master Lessor and Tenant and their respective successors and assigns.

    11. Definitions. The term "Master Lessor" as used herein shall include the successors and assigns of Master Lessor and any person, party or entity which shall succeed to Master Lessor's interest under the Master Lease. The term "Master Lessee" as used herein shall mean and include the present tenant under the Master Lease and such Master Lessee's predecessors and successors in interest under the Lease, but shall not mean or include Master Lessor. The term "Property" as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Master Lease.

    12. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

    13. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the Commonwealth of Massachusetts located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    14. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

    15. Duplicate Originals: Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

    16. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

    17. Assignment of Master Lease. Master Lessor may sell, transfer, assign or otherwise dispose of, in whole or in part, its interest under the Master Lease, this Agreement and the other documents executed in connection therewith or sell or dispose of the Property. In connection with such sale, Master Lessor may retain or assign responsibility for servicing the Master Lease, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer. All references to Master Lessor herein shall refer to and include any such servicer to the extent applicable. In the event of any such transfer, Master Lessor or Master Lessor's transferee shall notify Tenant in writing which notice shall include the name and address of such transferee.

    18. Further Acts. Tenant will, at the cost of Tenant, and without expense to Master Lessor, do, execute, acknowledge and deliver all and every such further acts and assurances as Master Lessor shall, from time to time, require, and which are required of Tenant under the Lease, for the better assuring and confirming unto Master Lessor the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

    19. Sole Discretion of Master Lessor. Wherever pursuant to this Agreement
(a) Master Lessor exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Master Lessor, or (c) any other decision or determination is to be made by Master Lessor, the decision of Master Lessor to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Master Lessor, shall be in the sole and absolute discretion of Master Lessor and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

                           [SIGNATURES FOLLOW ON NEXT PAGE]

    IN WITNESS WHEREOF, Master Lessor, Master Lessee and Tenant have duly executed this Agreement as of the date first above written.

                             MASTER LESSOR:
                             FOUR MAGUIRE ROAD REALTY TRUST

                             By: __________________________________
                                 Samuel T. Byrne, Trustee
                                 as aforesaid and not individually

                         MASTER LESSEE

                             MAGUIRE ASSOCIATES LLC

                             By: __________________________________
                                 Name:
                                 Title

                             TENANT:

                             FOCAL, INC

                             By:  /s/ W. Bradford Smith
                                  ---------------------------------
                                 Name: W. Bradford Smith
                                 Title: VP-Finance

                          COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, ss.                                               September , 1996

Then personally appeared the above named Samuel T. Byrne, Trustee as aforesaid and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of Four Maguire Road Realty Trust before me,


                                       Notary Public

                                       ----------------------------

                                       My Commission Expires:

                                       ----------------------------

                            COMMONWEALTH OF MASSACHUSETTS


SUFFOLK ss.                                                September , 1996

Then personally appeared the above named and acknowledged the foregoing instrument to be his/her free act and deed, before me,

                                       Notary Public

                                       ----------------------------

                                       My Commission Expires:

                                       ----------------------------

                            COMMONWEALTH OF MASSACHUSETTS


SUFFOLK ss.                                                 September , 1996

Then personally appeared the above named who swore that [he/she] is the President of Focal, Inc. and acknowledged that the foregoing to be his free act and deed and the Ate act and deed of Focal, Inc, before me,

                                       Notary Public

                                       ----------------------------

                                       My Commission Expires:

                                       ----------------------------

                                      EXHIBIT A

                              (Description of Property)

                               FIRST AMENDMENT TO LEASE


    This First Amendment to Lease dated as of the 26 day of September, 1997 by and among Samuel T. Byrne, Trustee of Four Maguire Road Realty Trust, under Declaration of Trust dated September 15, 1996 ("Landlord"), Maguire Property LLC, a Massachusetts limited liability company with an address c/o The Athenaeum Group, 215 First Street, Cambridge, Massachusetts 02134 ("Master Lessee") and Focal, Inc., with an address of Four Maguire Road, Lexington, Massachusetts 02173 ("Tenant").

                                       RECITALS

    1. Landlord is successor-in-interest to the Mutual Life Insurance Company of New York ("Mutual Life"), the original landlord under a certain Lease dated April 1, 1994 between Mutual Life, as landlord and Focal, Inc., as tenant (the "Lease") for which a Notice of Lease was filed for registration with the Middlesex County (South) Registry District of Land Court as Document No. 967794 on February 3, 1995.

    2. Landlord's obligations under the Lease have been assigned to and assumed by Master Lessee under a certain Master Lease and Purchase Option Agreement between Landlord and Master Lessee dated October 4, 1996;

    3. Landlord, Master Lessee, and Tenant desire to make certain modifications to the Lease as more specifically set forth herein.

    NOW, THEREFORE, for good and valuable consideration in receipt and legal sufficiency of which are hereby acknowledged the parties hereto agree to amend the Lease as follows:

    1. Article 1.1 of the Lease is hereby amended by deleting in its entirety the information opposite the terms "Landlord" and "Notice Address of Landlord" and substituting the following therefor:

         Landlord:                   Samuel T. Byrne, Trustee of Four Maguire
                                     Road under Declaration of Trust dated as of September 15, 1996

         Notice Address of Landlord: Samuel T. Byrne, Trustee of Four Maguire
                                     Road Realty Trust, c/o Boston Capital
                                     Institutional Advisors, One Boston Place,
                                     21st Floor, Boston, Massachusetts 02108
         with a copy to:             Steven J. Mastrovich, Esquire
                                     Squire, Sanders & Dempsey
                                     350 Park Avenue
                                     New York, New York 10022

    2. Section 4.1.1 of the Lease entitled "Initial Term" shall be modified by substituting a "." for the ";" in the second line after the term "Section 1.1" and deleting the remainder of that sentence which states "provided, however, that if Tenant duly pays the Buy Down Amount as provided in Section 4.1.2 below, then the Annual Base Rent for the remainder of the Initial Term shall be as set forth in that Section".

         Section 4.1.1 will accordingly read as follows: "Annual Base Rent during the Initial Term will be as set forth in Section 1.1."

    3. Section 4.1.2 entitled "Tenant's Buy Down Option" is hereby deleted in its entirety.

    4.   Section 6.3(j) is hereby deleted in its entirety.

    5. The last paragraph of Section 6.4 providing as follows, is hereby deleted in its entirety:

         "In the event this Lease is terminated pursuant to this Section 6.4 after Tenant has paid the Buy Down Amount, Landlord agrees to pay to Tenant promptly after the Effective Date of such termination an amount equal to the product of (i) the Buy Down Amount and (ii) a fraction, the numerator of which is the number of whole months remaining in the Initial Term after the Effective Date of such termination, and the denominator of which is 120, but Landlord shall be entitled to deduct therefrom the unamortized principal amount of the Additional Base Building "Work Allowance.".

    6. Article 1.1 of the Lease is hereby amended by deleting in its entirety the term "Security" and the text appearing after such term requiring Tenant to establish a security deposit in the original amount of $1,750,000.00 and any references to "Cash Security" or "Letter of Credit" wherever appearing in the Lease are also hereby deleted in their entirety.

    7. Section 8.11 entitled "Security" is hereby deleted in its entirety, as is Appendix B of the Lease, the purpose of such deletion being to eliminate any required Security under the Lease.

    8. Except as expressly amended and modified herein, the Lease is hereby ratified and affirmed in all respects.

                                  LANDLORD:

                                  FOUR MAGUIRE ROAD REALTY TRUST


                                  By:  /s/ Samuel T. Byrne
                                       ----------------------------
                                       Samuel T. Byrne, Trustee


                                  MASTER LESSEE:

                                  MAGUIRE PROPERTY LLC


                                  By:    /s/ Allan R. Jones
                                         --------------------------
                                  Name:  Allan R. Jones
                                  Title: Member
                                         Maguire Investors LLC


                                  FOCAL, INC.


                                  By:   /s/ W. Bradford Smith
                                        ---------------------------
                                  Name: W. Bradford Smith
                                  Title: V-P Finance, CFO

                            COMMONWEALTH OF MASSACHUSETTS


Suffolk, ss.                                          September 26, 1997

    Then personally appeared the above-named Samuel T. Byrne, Trustee as aforesaid, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said trust, before me.


                                  /s/ Karen L. Finocchio
                                  ---------------------------------
                                  Notary Public
                                  My commission expires:  December 13, 2002



                            COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                             September 26, 1997

    Then personally appeared the above-named Allan R. Jones, of Maguire Property LLC and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation, before me.



                                  /s/ Elaine M. Giles
                                  ---------------------------------
                                  Notary Public
                                  My commission expires:  Jan. 27, 2000


                            COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                             September 26, 1997

    Then personally appeared the above-named to W. Bradford Smith VP, Finance, of Focal, Inc. and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation, before me.


                                  /s/ Maureen Wrobel
                                  ---------------------------------
                                  Notary Public
                                  My commission expires:  Aug. 24, 2001